                                                                                                             Exhibit 10.65
                                  REVOLVING CREDIT AND Letter of Credit LOAN AGREEMENT

                                              dated as of October 14, 2004

                                                          among

                                              U.S. XPRESS ENTERPRISES, INC.
                                                       as Borrower

                                       THE LENDERS FROM TIME TO TIME PARTY HERETO

                                                           and

                                                      SUNTRUST BANK
                                                 as Administrative Agent

                                                   FLEET NATIONAL BANK
                                                  as Syndication Agent

                                           LASALLE BANK, NATIONAL ASSOCIATION
                                                 as Documentation Agent

                                             SUNTRUST capital markets, inc.
                                            as Lead Arranger and Book Manager

Schedules
         Schedule I            -    Applicable Margin and Applicable Percentage
         Schedule 2.24              Existing Letters of Credit
         Schedule 4.14         -    Subsidiaries
         Schedule 7.1          -    Outstanding Indebtedness
         Schedule 7.2          -    Existing Liens
         Schedule 7.4          -    Existing Investments
         Schedule I-F          -    To the Subsidiary Guarantee Agreement
         Schedule I-G          -    To the Indemnity, Subrogation and Contribution Agreement
         Schedule I-G-         -    To Supplement No.___ to the Indemnity, Subrogation and
                                    Contribution Agreement
         Annex I-F             -    To the Subsidiary Guarantee Agreement
         Annex I-G             -    To the Indemnity, Subrogation and Contribution Agreement

Exhibits

         Exhibit A             -    Revolving Credit Note
         Exhibit B             -    Swingline Note
         Exhibit C             -    Form of Assignment and Acceptance
         Exhibit D             -    Form of Subsidiary Guarantee Agreement
         Exhibit E             -    Form of Indemnity, Subrogation and Contribution Agreement

         Exhibit 2.3           -    Notice of Revolving Borrowing
         Exhibit 2.5           -    Notice of Swingline Borrowing
         Exhibit 2.9           -    Form of Continuation/Conversion
         Exhibit 3.1(b)(iv)    -    Form of Assistant Secretary’s Certificate of Borrower
         Exhibit 3.1(b)(vii)   -    Form of Officer’s Certificate
         Exhibit 5.1(c)        -    Financial Covenant Compliance Certificate
         Exhibit 5.1(d)        -    Asset Coverage Ratio Compliance Certificate

                                                                                           REVOLVING CREDIT AND Letter of Credit LOAN AGREEMENT

         THIS REVOLVING  CREDIT AND LETTER OF CREDIT LOAN  AGREEMENT  (this  “Agreement”)  is made and entered into as of
October 14, 2004, by and among U.S. XPRESS  ENTERPRISES,  INC., a Nevada  corporation  (the  “Borrower”),  SUNTRUST BANK,
FLEET NATIONAL BANK, LASALLE BANK, NATIONAL  ASSOCIATION,  BRANCH BANKING AND TRUST COMPANY,  NATIONAL CITY BANK, REGIONS
FINANCIAL  CORPORATION  and the  several  banks and other  financial  institutions  from time to time party  hereto  (the
“Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

                                                  W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders (a) establish a $100,000,000  revolving credit facility and
(b)  establish a letter of credit  sub-facility  for an  aggregate  stated  amount equal to the unused  revolving  credit facility, for the Borrower;

         WHEREAS,  subject to the terms and conditions of this Agreement,  the Lenders severally,  to the extent of their respective  Commitments,  are  willing  to  establish  the  requested  revolving  credit  facility  and  letter of credit sub-facility for the Borrower.

         NOW, THEREFORE,  in consideration of the premises and the mutual covenants herein contained,  the Borrower,  the
Lenders and the Administrative Agent agree as follows:

ARTICLE I

                                                                                                           DEFINITIONS; CONSTRUCTION

Section 1.1       Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         “Acquisition"  shall mean (a) any  Investment  by the  Borrower or any of its  Subsidiaries  in any other Person pursuant to which such Person  shall become a Subsidiary  of the Borrower or any of its  Subsidiaries  or shall be merged with the Borrower or any of its  Subsidiaries  or (b) any  acquisition by the Borrower or any of its  Subsidiaries of the
assets of any Person (other than a Subsidiary of the  Borrower)and  such acquired assets  constitute all or substantially all of the assets of such Person or comprise a business unit of such Person.

         “Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar  Borrowing,  the rate per annum obtained by dividing  (i) LIBOR for such Interest  Period by (ii) a  percentage  equal to 1.00 minus the Eurodollar
Reserve Percentage.

         “Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.

         “Administrative  Questionnaire” shall mean, with respect to each Lender, an administrative  questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

         “Affiliate”  shall mean, as to any Person,  any other Person that  directly,  or indirectly  through one or more intermediaries,  Controls,  is Controlled by, or is under common Control with,  such Person.  As of the Closing Date, the term “Affiliate” shall mean only Max L. Fuller and Patrick Quinn with respect to Borrower.

         “Aggregate  Revolving  Commitments”  shall mean the sum of the Revolving  Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $100,000,000.

         “Applicable  Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such
Lender (or an Affiliate of such Lender)  designated for such Type of Loan in the Administrative  Questionnaire  submitted by such  Lender or such other  office of such  Lender (or an  Affiliate  of such  Lender) as such Lender may from time to time  specify to the  Administrative  Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         “Applicable  Margin” shall mean with respect to all Revolving  Loans  outstanding  on any date, a percentage per annum  determined by reference to the  applicable  Lease  Adjusted  Leverage Ratio in effect on such date as set forth on
Schedule I  attached  hereto;  provided,  that a change in the  Applicable  Margin  resulting  from a change in the Lease
Adjusted  Leverage  Ratio shall be effective  on the second  Business Day after which the Borrower is required to deliver the financial  statements  required by Section 5.1(a) or (b) and the compliance  certificate  required by Section 5.1(c);
provided  further,  that if at any time the Borrower  shall have failed to deliver  such  financial  statements  and such certificate,  the Applicable Margin shall be at Level I until such time as such financial  statements and certificate are delivered,  at which time the Applicable  Margin shall be determined as provided  above.  Notwithstanding  the foregoing, the Applicable Margin from the Closing Date until the first financial  statement and compliance  certificate are required to be delivered shall be at Level III.

         “Applicable  Percentage” shall mean, with respect to the Commitment Fee or the Letter of Credit fee, as the case may be, as of any date,  the  percentage per annum  determined by reference to the  applicable  Lease  Adjusted  Leverage
Ratio in effect on such date as set forth on  Schedule  I  attached  hereto;  provided,  that a change in the  Applicable
Percentage  resulting  from a change in the Lease Adjusted  Leverage Ratio shall be effective on the second  Business Day after  which the  Borrower is required to deliver  the  financial  statements  required by Section  5.1(a) or (b) and the compliance  certificate  required by Section 5.1 (c);  provided,  further,  that if at any time the  Borrower  shall have failed to deliver such financial  statements and such  certificate,  the Applicable  Percentage shall be at Level I until such time as such financial  statements and certificate are delivered,  at which time the Applicable  Percentage shall be determined as provided above.  Notwithstanding the foregoing,  the Applicable  Percentage for both the commitment fee and the Letter of Credit fee from the  Closing  Date until the first  financial  statement  and  compliance  certificate  are required to be delivered shall be at Level III.

         “Asset  Coverage  Ratio” shall mean the ratio of assets  constituting  Rolling  Stock,  cash  deposits  with the
Administrative  Agent  (which  has a first  priority  Lien in favor of the  Lenders),cash  deposits  or cash  equivalents deposited  with a  financial  institution  (which is  subject to a control  agreement  in form and  substance  reasonably satisfactory  to the  Administrative  Agent and which permits a first  priority  lien in favor of Lenders)  and/or Vendor
Receivables of the Borrower or a Subsidiary  Loan Party which is subject to the Lien of the Security  Agreements,  to the
Revolving  Credit  Exposure.  In  calculating  this ratio,  the value of Rolling  Stock and Vendor  Receivables  shall be determined at net book value.

         “Assignment  and  Acceptance”  shall mean an assignment and acceptance  entered into by a Lender and an assignee
(with the consent of any party whose consent is required by Section  10.4(b)) and accepted by the  Administrative  Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

         “Availability Period” shall mean the period from the Closing Date to the Commitment Termination Date.

         “Base Rate” shall mean the higher of (i) the per annum rate which the  Administrative  Agent publicly  announces from time to time to be its prime lending rate,  as in effect from time to time,  and (ii) the  Federal Funds Rate, as in effect from time to time,  plus  one-half of one percent  (0.50%).  The  Administrative  Agent’s  prime lending rate is a reference  rate and does not  necessarily  represent  the lowest or best rate charged to  customers.  The  Administrative
Agent may make commercial loans or other loans at rates of interest at, above or below the  Administrative  Agent’s prime lending rate.  Each change in the  Administrative  Agent’s  prime lending rate shall be effective  from and including the date such change is publicly announced as being effective.

         “Borrower” shall have the meaning in the introductory paragraph hereof.

         “Borrower Security  Agreement” shall mean that certain Security Agreement dated as of the date hereof,  executed by the Borrower and the Administrative Agent, and any amendments thereto or restatements thereof.

         “Borrowing”  shall mean a  borrowing  consisting  of (i) Loans of the same Class and Type,  made,  converted  or continued on the same date and in case of Eurodollar  Loans, as to which a single  Interest Period is in effect,  or (ii)
a Swingline Loan.

         “Business Day” shall mean (i) any day other than a Saturday,  Sunday or other day on which  commercial  banks in
Atlanta,  Georgia  and New York,  New York are  authorized  or required by law to close and (ii) if such day relates to a
Borrowing of, a payment or  prepayment  of principal or interest on, a conversion of or into, or an Interest  Period for, a Eurodollar  Loan or a notice with respect to any of the foregoing,  any day on which dealings in Dollars are carried on in the London interbank market.

         “Capital  Lease  Obligations”  of any Person  shall  mean all  obligations  of such  Person to pay rent or other amounts under any lease (or other  arrangement  conveying the right to use) real or personal  property,  or a combination thereof,  which  obligations are required to be classified and accounted for as capital leases on a balance sheet of such
Person under GAAP, and the amount of such obligations  shall be the capitalized  amount thereof  determined in accordance with GAAP.

         “Change in Control”  shall mean the  occurrence of one or more of the  following  events:  (a) any sale,  lease, exchange or other transfer (in a single  transaction or a series of related  transactions) of all or substantially all of the  assets of the  Borrower  to any  Unrelated  Person;  (b) the  acquisition  of  ownership,  directly  or  indirectly, beneficially or of record,  by any Unrelated  Person of 25% or more of the outstanding  shares of the voting stock of the
Borrower;  or (c)  occupation  of a majority  of the seats  (other than vacant  seats) on the board of  directors  of the
Borrower by Persons who were neither (i)  nominated or appointed by the current  board of  directors;  (ii)  nominated or appointed by directors so nominated or appointed;  or (iii)  otherwise in succession of such  directors.  For purposes of this  definition,  “Unrelated  Person” means any Person or “group” (within the meaning of the Securities  Exchange Act of
1934 and the rules of the  Securities  and Exchange  Commission  thereunder in effect on the date hereof) other than: (1)
Max L. Fuller and/or Patrick Quinn,  their spouses,  their lineal  descendents  and spouses of their lineal  descendents;
(2) the estates of Persons  described  in clause  (1);  (3) trusts  established  for the benefit of any Person or Persons described in clause (1); and (4)  corporations,  limited  liability  companies,  partnerships or similar  entities 75% or more owned by any Person or Persons  described in clauses (1) through (3).  Notwithstanding  the  foregoing,  a Change in
Control  will not exist if Max L. Fuller  and/or  Patrick  Quinn or Person  described  in clauses (1) through (4) of this paragraph,  continue to retain in the aggregate more shares than those acquired by an Unrelated  Person.  For purposes of calculating  the number of  outstanding  shares of the voting  stock of the  Borrower  beneficially  owned by any “group”
(within the meaning of the  Securities  Exchange  Act of 1934 and the rules of the  Securities  and  Exchange  Commission thereunder in effect on the date hereof),  shares  beneficially  owned by Persons described in clauses (1) through (4) of the immediately preceding sentence shall be excluded from such calculation.

         “Change in Law” shall mean (i) the adoption of any  applicable  law, rule or  regulation  after the date of this
Agreement,  (ii)  any  change  in any  applicable  law,  rule or  regulation,  or any  change  in the  interpretation  or application  thereof, by any Governmental  Authority after the date of this Agreement,  or (iii) compliance by any Lender
(or its  Applicable  Lending  Office) or the Issuing Bank (or for purposes of Section  2.19(b),  by such  Lender’s or the
Issuing  Bank’s  holding  company,  if applicable)  with any request,  guideline or directive  (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         “Class”,  when used in reference to any Loan or Borrowing,  refers to whether such Loan, or the Loans comprising such Borrowing,  are Revolving  Loans or Swingline Loans and when used in reference to any Commitment,  refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment .

         “Closing  Date” shall mean the date on which the  conditions  precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

         “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         “Commitment”  shall mean a Revolving  Commitment or a Swingline  Commitment or any  combination  thereof (as the context shall permit or require).

         “Commitment  Termination  Date” shall mean the  earliest of (i)  October  13,  2009,  (ii) the date on which the
Revolving  Commitments are terminated  pursuant to Section 2.10 or (iii) the date on which all amounts  outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

         “Consolidated  EBITDA” shall mean, for the Borrower and its Subsidiaries for any period,  an amount equal to the sum of (a)  Consolidated  Net Income for such period  plus (b) to the extent  deducted in  determining  Consolidated  Net
Income for such period, (i) Consolidated Interest Expense,  (ii) income tax expense,  (iii) depreciation and amortization and (iv) all other non-cash  charges,  determined on a consolidated  basis in accordance  with GAAP in each case for such period.

         “Consolidated  EBITR” shall mean, for the Borrower and its Subsidiaries  for any period,  an amount equal to the sum of (a) Consolidated EBITDA (less depreciation and amortization) and (b) Consolidated Lease Expense.

         “Consolidated  EBITDAR” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a)  Consolidated  EBITDA and (b)  Consolidated  Lease Expense.  The trailing four quarters EBITDAR of an acquired business will be added to the extent  reflected in the Borrower’s  consolidated  financial  statements for less than four quarters.

         “Consolidated  Fixed Charges” shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) Consolidated Lease Expense for such period.

         “Consolidated  Interest  Expense” shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated  basis in accordance with GAAP, the sum of (i) total interest expense,  including  without  limitation the interest  component of any payments in respect of Capital Leases  Obligations  capitalized or expensed during such period
(whether or not actually paid during such period) plus (ii) the net amount  payable (or minus the net amount  receivable)
under Hedging Agreements during such period (whether or not actually paid or received during such period).

         “Consolidated  Lease Expense” shall mean, for any period,  the aggregate amount of fixed and contingent  rentals payable by the Borrower and its  Subsidiaries  with respect to leases of real and personal  property  (excluding  Capital
Lease  Obligations)  determined  on a  consolidated  basis  in  accordance  with  GAAP  for such  period,  but  excluding termination payments on TRAC Leases.

         “Consolidated  Net  Income”  shall  mean,  for any  period,  the net  income (or loss) of the  Borrower  and its
Subsidiaries  for such period  determined on a consolidated  basis in accordance  with GAAP, but excluding  therefrom (to the extent otherwise included therein) (i) any  extraordinary  gains or losses,  (ii) any gains attributable to write-ups of assets and  (iii) any  income (or loss) of any Person  accrued  prior to the date it becomes a Subsidiary or is merged into or  consolidated  with the  Borrower or any  Subsidiary  on the date that such  Person’s  assets are acquired by the
Borrower or any Subsidiary.

         “Consolidated  Net Worth” shall mean, as of any date, (i) the total assets of the Borrower and its  Subsidiaries that would be reflected on the Borrower’s  consolidated  balance sheet as of such date prepared in accordance  with GAAP, after  eliminating  all  amounts  properly  attributable  to  minority  interests,  if any,  in the stock and  surplus of
Subsidiaries,  the financial  positions of which are reflected in the consolidated  balance sheet of the Borrower,  minus the sum of (i) the total  liabilities  of the Borrower  and its  Subsidiaries  that would be reflected on the  Borrower’s consolidated  balance sheet as of such date  prepared in accordance  with GAAP and (ii) the amount of any write-up in the book value of any assets  resulting  from a  revaluation  thereof or any  write-up  in excess of the cost of such  assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         “Consolidated  Tangible  Net Worth”  shall mean,  as of any date,  (i) the total  assets of the Borrower and its
Subsidiaries  that  would be  reflected  on the  Borrower’s  consolidated  balance  sheet  as of such  date  prepared  in accordance with GAAP, after  eliminating all amounts properly  attributable to minority  interests,  if any, in the stock and surplus of Subsidiaries,  minus the sum of (i) the total  liabilities of the Borrower and its Subsidiaries that would be reflected on the  Borrower’s  consolidated  balance sheet as of such date prepared in accordance  with GAAP,  (ii) the amount of any write-up in the book value of any assets  resulting  from a  revaluation  thereof or any write-up in excess of the cost of such  assets  acquired  reflected  on the  consolidated  balance  sheet of the  Borrower  as of such  date prepared in accordance  with GAAP and (iii) the net book amount of all assets of the Borrower and its  Subsidiaries  that would be  classified  as intangible  assets on a  consolidated  balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         “Consolidated Total Debt” shall mean, as of any date of determination,  all Indebtedness of the Borrower and its
Subsidiaries  that would be reflected on a consolidated  balance sheet of the Borrower  prepared in accordance  with GAAP as of such date.

         “Control”  shall mean the power,  directly or  indirectly,  either to (i) vote 25% or more of securities  having ordinary  voting  power for the election of  directors  (or persons  performing  similar  functions)  of a Person or (ii)
direct or cause the  direction  of the  management  and  policies  of a Person,  whether  through the ability to exercise voting power, by contract or otherwise.  The terms  “Controlling”,  “Controlled by”, and “under common Control with” have meanings correlative thereto.

         “Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both,  would constitute an Event of Default.

         “Default Interest” shall have the meaning set forth in Section 2.14(c).

         “Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

         “Environmental Laws” shall mean all laws, rules,  regulations,  codes, ordinances,  orders, decrees,  judgments, injunctions,  notices or binding  agreements issued,  promulgated or entered into by or with any Governmental  Authority, relating in any way to the  environment,  preservation or reclamation of natural  resources,  the management,  Release or threatened Release of any Hazardous Material or to health and safety matters.

         “Environmental  Liability”  shall mean any  liability,  contingent  or otherwise  (including  any  liability for damages,  costs of environmental  investigation  and  remediation,  costs of  administrative  oversight,  fines,  natural resource damages,  penalties or indemnities),  of the Borrower or any Subsidiary directly or indirectly resulting from or based  upon  (a) any  actual  or  alleged  violation  of any  Environmental  Law,  (b)  the  generation,  use,  handling, transportation,  storage,  treatment or disposal of any Hazardous  Materials,  (c) any actual or alleged  exposure to any
Hazardous Materials,  (d) the Release or threatened Release of any Hazardous Materials or (e) any contract,  agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         “ERISA” shall mean the Employee  Retirement  Income  Security Act of 1974, as amended from time to time, and any successor statute.

         “ERISA  Affiliate”  shall mean any trade or business  (whether or not  incorporated),  which,  together with the
Borrower,  is treated as a single  employer  under  Section  414(b) or (c) of the Code or,  solely  for the  purposes  of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         “ERISA  Event” shall mean (a) any  “reportable  event”,  as defined in Section 4043 of ERISA or the  regulations issued  thereunder  with respect to a Plan (other than an event for which the 30-day  notice  period is waived);  (b) the existence  with  respect to any Plan of an  “accumulated  funding  deficiency”  (as defined in Section 412 of the Code or
Section 302 of ERISA),  whether or not waived;  (c) the filing  pursuant to Section  412(d) of the Code or Section 303(d)
of ERISA of an application for a waiver of the minimum  funding  standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA  Affiliates of any liability  under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan  administrator  appointed by the
PBGC of any notice  relating to an  intention to terminate  any Plan or Plans or to appoint a trustee to  administer  any
Plan; (f) the  incurrence by the Borrower or any of its ERISA  Affiliates of any liability with respect to the withdrawal or partial  withdrawal from any Plan or Multiemployer  Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer  Plan from the Borrower or any ERISA Affiliate of any notice,  concerning the imposition of Withdrawal  Liability or a determination  that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         “Eurodollar”  when  used in  reference  to any Loan or  Borrowing  refers to  whether  such  Loan,  or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

         “Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including,  without limitation, any emergency,  supplemental,  special or other marginal reserves) expressed as a decimal (rounded upwards to the next  1/100th of 1%) in effect on any day to which the  Administrative  Agent is subject with respect to the Adjusted
LIBO Rate pursuant to regulations  issued by the Board of Governors of the Federal  Reserve  System (or any  Governmental
Authority  succeeding to any of its principal  functions) with respect to eurocurrency  funding (currently referred to as
“eurocurrency  liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute  eurocurrency funding and to be subject to such reserve  requirements  without  benefit of or credit for proration,  exemptions or offsets that may be available from time to time to any Lender under  Regulation D. The  Eurodollar  Reserve  Percentage  shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         “Event of Default” shall have the meaning provided in Article VIII.

         “Excluded Taxes” shall mean with respect to the Administrative  Agent, any Lender, the Issuing Bank or any other recipient  of any  payment  to be made by or on  account  of any  obligation  of the  Borrower  hereunder,  (a) income or franchise  taxes  imposed on (or  measured  by) its net income by the United  States of America,  or by the  jurisdiction under the laws of which such  recipient is organized or in which its  principal  office is located or, in the case of any
Lender, in which its applicable  lending office is located,  (b) any branch profits taxes imposed by the United States of
America or any similar tax imposed by any other  jurisdiction  in which the  Borrower is located and (c) in the case of a
Foreign  Lender  (other than an assignee  pursuant to a request by the Borrower  under Section 2.7, any  withholding  tax that is  imposed on  amounts  payable to such  Foreign  Lender at the time such  Foreign  Lender  becomes a party to this
Agreement  (or  designates  a new lending  office) or is  attributable  to such Foreign  Lender’s  failure to comply with
Section  2.21(e),  except to the extent that such Foreign Lender (or its assignor,  if any) was entitled,  at the time of designation  of a new lending office (or  assignment),  to receive  additional  amounts from the Borrower with respect to such withholding tax pursuant to Section 2.21(a).

         "Existing  Letters of Credit"  means the Letters of Credit  previously  issued and  outstanding  under the Fleet
Credit Agreement as set forth in Schedule 2.24,  which shall be deemed issued and outstanding  under this Agreement as of the Closing Date.

         “Federal  Funds Rate” shall mean, for any day, the rate per annum (rounded  upwards,  if necessary,  to the next
1/100th of 1%) equal to the weighted average of the rates on overnight  Federal funds  transactions  with member banks of the Federal  Reserve System  arranged by Federal funds brokers,  as published by the Federal  Reserve Bank of New York on the next  succeeding  Business Day or if such rate is not so published  for any Business  Day, the Federal Funds Rate for such day shall be the average  rounded  upwards,  if necessary,  to the next 1/100th of 1% of the quotations for such day on such  transactions  received by the  Administrative  Agent from three Federal  funds  brokers of  recognized  standing selected by the Administrative Agent.

         “Fixed Charge  Coverage Ratio” shall mean, for any period of four  consecutive  fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITR for such period to (b) Consolidated Fixed Charges for such period.

         "Fleet Credit  Agreement"  shall mean that certain  Revolving Credit Agreement dated March 29, 2002 by and among the Borrower  (and certain  Subsidiaries  named  therein),  Fleet Capital  Corporation  as  administrative  agent and the
Lenders (as defined therein) named therein, as amended to date.

         “Foreign  Lender” shall mean any Lender that is organized  under the laws of a  jurisdiction  other than that of the  Borrower.  For purposes of this  definition,  the United  States of America or any State  thereof or the District of
Columbia shall constitute one jurisdiction.

         “GAAP” shall mean generally  accepted  accounting  principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

         “Governmental  Authority”  shall mean the  government of the United  States of America,  any other nation or any political  subdivision  thereof,  whether state or local, and any agency,  authority,  instrumentality,  regulatory body, court, central bank or other entity exercising executive,  legislative,  judicial,  taxing,  regulatory or administrative powers or functions of or pertaining to government.

         “Guarantee” of or by any Person (the  “guarantor”)  shall mean any obligation,  contingent or otherwise,  of the guarantor  guaranteeing or having the economic effect of guaranteeing  any  Indebtedness or other obligation of any other
Person (the “primary  obligor”) in any manner,  whether  directly or indirectly and including any  obligation,  direct or indirect,  of the  guarantor  (a) to  purchase or pay (or  advance or supply  funds for the  purchase or payment of) such
Indebtedness  or other  obligation  or to purchase  (or to advance or supply  funds for the purchase of) any security for the payment thereof,  (b) to purchase or lease property,  securities or services for the purpose of assuring the owner of such  Indebtedness or other  obligation of the payment thereof,  (c) to maintain  working capital,  equity capital or any other financial  statement  condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness  or other  obligation  or (d) as an account  party in respect of any Letter of Credit or letter of  guaranty issued  in  support  of such  Indebtedness  or  obligation;  provided,  that  the  term  “Guarantee”  shall  not  include endorsements  for collection or deposits in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or  determinable  amount of the primary  obligation in respect of which  Guarantee is made or, if not so stated or determinable,  the maximum  reasonably  anticipated  liability in respect thereof  (assuming such Person is required to perform  thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

         “Hazardous  Materials”  means all  explosive  or  radioactive  substances  or wastes and all  hazardous or toxic substances,  wastes or other pollutants,  including petroleum or petroleum  distillates,  asbestos or asbestos containing materials,  polychlorinated  biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         “Hedging  Agreements”  shall mean interest rate swap, cap or collar  agreements,  interest rate future or option contracts,  currency  swap  agreements,  currency  future or option  contracts,  commodity  agreements  and other similar agreements or  arrangements  designed to protect against  fluctuations  in interest  rates,  currency values or commodity values.

         “Indebtedness” of any Person shall mean,  without  duplication  (i) all  obligations of such Person for borrowed money,  (ii) all obligations of such Person evidenced by bonds,  debentures,  notes or other similar  instruments,  (iii)
all  obligations  of such Person in respect of the  deferred  purchase  price of  property or services  (other than trade payables  incurred in the ordinary  course of business on terms  customary in the trade),  (iv) all  obligations  of such
Person under any conditional  sale or other title retention  agreement(s)  relating to property  acquired by such Person,
(v) all  Capital Lease  Obligations  of such Person,  (vi) all  obligations,  contingent or otherwise,  of such Person in respect of letters of credit,  acceptances or similar  extensions of credit,  (vii) all  Guarantees of such Person of the type of  Indebtedness  described in clauses (i) through (vi) above,  (viii) all  Indebtedness of a third party secured by any Lien on property owned by such Person,  whether or not such  Indebtedness  has been assumed by such Person,  (ix) all obligations  of such Person,  contingent or otherwise,  to purchase,  redeem,  retire or otherwise  acquire for value any common stock of such Person,  (x) Off-Balance Sheet  Liabilities,  and (xi) obligations  under any Hedging  Agreements or foreign  exchange  agreements.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture  in which  such  Person is a general  partner or a joint  venturer,  except to the extent  that the terms of such
Indebtedness provide that such Person is not liable therefore.

         “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

         “Indemnity  and  Contribution  Agreement”  shall mean the Indemnity,  Subrogation  and  Contribution  Agreement,
substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

         “Information  Memorandum” shall mean the Confidential Information Memorandum dated September of 2004 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

         “Interest  Period” shall mean (i) with respect to any Eurodollar  Borrowing,  a period of one, two, three or six months,  and (ii) with respect to a Swingline  Loan, a period as the  Borrower may request and the  Swingline  Lender may agree in accordance with Section 2.5; provided, that:

                  (i)      the initial  Interest  Period for such Borrowing  shall commence on the date of such Borrowing
         (including  the date of any  conversion  from a Borrowing of another  Type) and each Interest  Period  occurring thereafter in respect of such Borrowing  shall commence on the day on which the next preceding  Interest  Period expires;

                  (ii)     if any Interest  Period would  otherwise end on a day other than a Business Day, such Interest
         Period shall be extended to the next succeeding  Business Day,  unless,  in the case of a Eurodollar  Borrowing, such Business Day falls in another  calendar  month,  in which case such  Interest  Period would end on the next preceding Business Day;

                  (iii)    any Interest  Period in respect of a Eurodollar  Borrowing  which begins on the last  Business
         Day of a calendar  month or on a day for which there is no numerically  corresponding  day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and
                  (iv)     no  Interest  Period  may extend  beyond  the  Commitment  Termination  Date or the  Swingline
         Termination Date, as the case may be.

         “Investments” shall have the meaning set forth in Section 7.4.

         “Issuing  Bank” shall mean SunTrust Bank in its capacity as an issuer of Letters of Credit  pursuant to Section
2.24  which are not  Existing  Letters of Credit,  and Fleet  National  Bank in its  capacity  as issuer of the  Existing
Letters of Credit.

         “LC Commitment” shall mean that portion of the Aggregate Revolving  Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $100,000,000.

         “LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

         “LC Documents”  shall mean the Letters of Credit and all  applications,  agreements and instruments  relating to the Letters of Credit.

         “LC Exposure” shall mean, at any time, the sum of (i) the  aggregate  undrawn amount of all outstanding  Letters of Credit at such time, plus (ii) the  aggregate  amount of all LC  Disbursements  that have not been reimbursed by or on behalf of the  Borrower at such time.  The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

         “Lease Adjusted  Leverage Ratio” shall mean for any period of four consecutive  fiscal quarters of the Borrower, the ratio of (a) Total Lease Adjusted Debt at the end of such period to (b) Consolidated EBITDAR for such period.

         “Lenders”  shall have the meaning  assigned to such term in the opening  paragraph of this  Agreement  and shall include, where appropriate, the Swingline Lender.

         “Letter of Credit”  shall mean any Letter of Credit  issued  pursuant  to Section  2.24 by  SunTrust  Bank as an
Issuing Bank for the account of the Borrower pursuant to the LC Commitment and any Existing Letters of Credit.

         “LIBOR” shall mean, for any applicable  Interest Period with respect to any Eurodollar  Loan, the rate per annum for deposits in Dollars for a period equal to such Interest  Period  appearing on the display  designated as Page 3750 on the Dow Jones  Markets  Service  (or such other page on that  service or such other  service  designated  by the  British
Banker’s  Association  for the  display  of such  Association’s  Interest  Settlement  Rates for Dollar  deposits)  as of
11:00 a.m.  (London,  England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is  unavailable  for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time;  provided,  that if the  Administrative  Agent determines that the relevant foregoing sources are  unavailable  for  the  relevant  Interest  Period,  LIBOR  shall  mean  the  rate  of  interest  determined  by  the
Administrative  Agent to be the average  (rounded  upward,  if necessary,  to the nearest 1/100th of 1%) of the rates per annum at which  deposits in Dollars are offered to the  Administrative  Agent two (2) Business  Days  preceding the first day of such Interest Period by leading banks in the London  interbank  market as of 10:00 a. m. for delivery on the first day of such Interest Period,  for the number of days comprised  therein and in an amount  comparable to the amount of the
Eurodollar Loan of the Administrative Agent.

         “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise),  charge,  encumbrance, hypothecation,  assignment,  deposit  arrangement,  or other arrangement  having the practical effect of the foregoing or any  preference,  priority or other  security  agreement or  preferential  arrangement  of any kind or nature  whatsoever
(including  any  conditional  sale or other title  retention  agreement  and any capital  lease having the same  economic effect as any of the foregoing).

         “Loan  Documents”  shall  mean,  collectively,  this  Agreement,  the Notes,  the LC  Documents,  all Notices of
Borrowing,  the Subsidiary Guarantee  Agreement,  the Indemnity and Contribution  Agreement,  the Security Agreements and
any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

         “Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

         “Loans”  shall mean all  Revolving  Loans and  Swingline  Loans in the  aggregate or any of them, as the context shall require.

         “Material  Adverse  Effect”  shall mean,  with respect to any event,  act,  condition or  occurrence of whatever
nature  (including  any  adverse  determination  in  any  litigation,   arbitration,  or  governmental  investigation  or
proceeding),  whether  singly or in  conjunction  with any other event or events,  act or acts,  condition or conditions, occurrence  or  occurrences  whether or not  related,  a material  adverse  change in, or a material  adverse  effect on,
(i) the business, results of operations,  financial condition,  assets or liabilities of the Borrower and of the Borrower and its  Subsidiaries  taken as a whole,  (ii) the  ability  of the  Loan  Parties  to  perform  any of their  respective obligations  under the Loan Documents,  (iii) the rights and remedies of the  Administrative  Agent, the Issuing Bank and the  Lenders  under  any of the Loan  Documents  or (iv) the  legality,  validity  or  enforceability  of any of the Loan
Documents.

         “Material  Indebtedness”  shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more  Hedging  Agreements,  of any one or more of the  Borrower  and the  Subsidiaries  in an aggregate principal amount exceeding  $10,000,000.  For purposes of determining  Material  Indebtedness,  the “principal amount” of the  obligations of the Borrower or any  Subsidiary in respect to any Hedging  Agreement at any time shall be the maximum aggregate  amount (giving effect to any netting  agreements)  that the Borrower or such  Subsidiary  would be required to pay if such Hedging Agreement were terminated at such time.

         “Moody’s” shall mean Moody’s Investors Service, Inc.

         “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         “Notes” shall mean, collectively, the Revolving Credit Notes and the Swingline Note .

         “Notices  of  Borrowing”  shall  mean,  collectively,  the  Notices of  Revolving  Borrowing  and the Notices of
Swingline Borrowing.

         “Notice of  Conversion/Continuation”  shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.9(b) hereof.

         “Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.

         “Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.5.

         “Obligations” shall mean all amounts owing by the Borrower to the Administrative  Agent, the Issuing Bank or any
Lender  (including  the Swingline  Lender)  pursuant to or in connection  with this Agreement or any other Loan Document, including without limitation,  all principal,  interest (including any interest accruing after the filing of any petition in  bankruptcy  or the  commencement  of any  insolvency,  reorganization  or like  proceeding  relating to the Borrower, whether or not a claim for  post-filing  or  post-petition  interest is allowed in such  proceeding),  all  reimbursement obligations,  fees, expenses,  indemnification and reimbursement  payments,  costs and expenses (including all reasonable fees and  expenses of counsel to the  Administrative  Agent and any Lender  (including  the  Swingline  Lender)  incurred pursuant to this Agreement or any other Loan Document),  whether direct or indirect,  absolute or contingent,  liquidated or  unliquidated,  now existing or hereafter  arising  hereunder or thereunder,  together with all renewals,  extensions, modifications or refinancings thereof.

         “Off-Balance  Sheet  Liabilities”  of any Person shall mean (i) any  repurchase  obligation or liability of such
Person with  respect to accounts or notes  receivable  sold by such Person,  (ii) any  liability of such Person under any sale and  leaseback  transactions  which do not  create a  liability  on the  balance  sheet of such  Person,  (iii)  any liability of such Person under any so-called  “synthetic” lease  transaction or (iv) any obligation  arising with respect to any other  transaction  which is the  functional  equivalent  of or takes the place of  borrowing  but which  does not constitute  a  liability  on the  balance  sheet  of  such  Person.  Notwithstanding  the  foregoing,  Off-Balance  Sheet
Liabilities shall not include operating leases entered into in the ordinary course of business.

         “Other  Taxes”  shall  mean any and all  present or future  stamp or  documentary  taxes or any other  excise or property  taxes,  charges or similar levies  arising from any payment made  hereunder or from the execution,  delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         “Participant” shall have the meaning set forth in Section 10.4(c).

         “Payment  Office” shall mean the office of the  Administrative  Agent located at 25 Park Place,  N.E.,  Atlanta,
Georgia  30303,  or such other  location  as to which the  Administrative  Agent shall have given  written  notice to the
Borrower and the other Lenders.

         “PBGC” shall mean the Pension Benefit Guaranty  Corporation  referred to and defined in ERISA, and any successor entity performing similar functions.

         “Permitted Encumbrances” shall mean

                  (i)      Liens  imposed  by law for taxes not yet due or which are  being  contested  in good  faith by appropriate  proceedings  and with respect to which adequate  reserves are being  maintained in accordance  with
         GAAP;

                  (ii)     statutory Liens of landlords and Liens of carriers,  warehousemen,  mechanics, materialmen and other Liens  imposed by law  created in the  ordinary  course of  business  for amounts not yet due or which are being contested in good faith by appropriate  proceedings and with respect to which adequate  reserves are being maintained in accordance with GAAP;

                  (iii)    pledges and  deposits  made in the ordinary  course of business in  compliance  with  workers’
         compensation, unemployment insurance and other social security laws or regulations;

                  (iv)     deposits to secure the performance of bids, trade contracts,  leases,  statutory  obligations, surety and appeal bonds,  performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v)      judgment and  attachment  liens not giving rise to an Event of Default or Liens  created by or existing  from  any  litigation  or legal  proceeding  that  are  currently  being  contested  in good  faith by appropriate  proceedings  and with respect to which adequate  reserves are being  maintained in accordance  with
         GAAP; and

                  (vi)     easements,  zoning  restrictions,  rights-of-way  and similar  encumbrances  on real  property imposed by law or arising in the ordinary course of business that do not secure any monetary  obligations and do not  materially  detract  from the value of the  affected  property or  materially  interfere  with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

         “Permitted Investments” shall mean:

                  (i)      direct   obligations   of,  or  obligations  the  principal  of  and  interest  on  which  are unconditionally  guaranteed by, the United States (or by any agency thereof to the extent such  obligations  are backed by the full faith and credit of the United  States),  in each case maturing within one year from the date of acquisition thereof;

                  (ii)     commercial  paper having the highest  rating,  at the time of acquisition  thereof,  of S&P or
         Moody’s and in either case maturing within six months from the date of acquisition thereof;

                  (iii)    certificates of deposit,  bankers’  acceptances and time deposits  maturing within 180 days of the date of  acquisition  thereof  issued or guaranteed  by or placed with,  and money market  deposit  accounts issued or offered by, any domestic  office of any commercial  bank organized under the laws of the United States or any  state  thereof  which  has a  combined  capital  and  surplus  and  undivided  profits  of not less than
         $500,000,000;

                  (iv)     fully  collateralized  repurchase  agreements  with a term  of  not  more  than  30  days  for securities described in clause (i) above and entered into with a financial  institution  satisfying the criteria described in clause (iii) above; and

                  (v)      mutual funds  investing  solely in any one or more of the Permitted  Investments  described in clauses (i) through (iv) above.

         “Person”  shall mean any  individual,  partnership,  firm,  corporation,  association,  joint  venture,  limited liability company, trust or other entity, or any Governmental Authority.

         “Plan” means any employee  pension benefit plan (other than a  Multiemployer  Plan) subject to the provisions of
Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA,  and in respect of which the  Borrower or any ERISA
Affiliate  is (or, if such plan were  terminated,  would under  Section 4069 of ERISA be deemed to be) an  “employer”  as defined in Section 3(5) of ERISA.

         “Pro Rata Share” shall mean, with respect to any Lender at any time, a percentage,  the numerator of which shall be the  sum of such  Lender’s  Revolving  Commitment  and the  denominator  of  which  shall  be the sum of all  Lenders’
Revolving  Commitments;  or if the  Revolving  Commitments  have been  terminated  or  expired  or if the Loans have been declared to be due and payable,  a percentage,  the numerator of which shall be the sum of such Lender’s Revolving Credit
Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Lenders.

         “Receivables” shall mean accounts receivable  (including,  without limitation,  all rights to payment created or arising from the sales of goods,  leases of goods or the  rendition of services,  no matter how  evidenced and whether or not earned by  performance)  or any  “accounts” as such term is defined under the  applicable  Uniform  Commercial  Code, excluding however, any Vendor Receivables.

         “Regulation D”  shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

         “Related Parties” shall mean, with respect to any specified Person,  such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

         “Release”  means any  release,  spill,  emission,  leaking,  dumping,  injection,  pouring,  deposit,  disposal, discharge,  dispersal,  leaching or migration into the environment  (including  ambient air, surface water,  groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         “Required  Lenders”  shall  mean,  at any  time,  Lenders  holding  more than 50% of the  aggregate  outstanding
Revolving  Credit Exposures at such time or if the Lenders have no Revolving  Credit Exposure  outstanding,  then Lenders holding more than 50% of the Aggregate Revolving Commitments.

         “Responsible  Officer”  shall  mean any of the  president,  the chief  executive  officer,  the chief  operating officer,  the chief financial officer,  the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing  with the consent of the  Administrative  Agent;
and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

         “Restricted Payment” shall have the meaning set forth in Section 7.5.

         “Revolving  Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving
Loans to the Borrower and to participate in Letters of Credit and Swingline  Loans in an aggregate  principal  amount not exceeding the amount set forth with respect to such Lender on the signature  pages to this  Agreement,  or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned  “Revolving  Commitment” as provided in the
Assignment  and  Acceptance  Agreement  executed by such Person as an  assignee,  as the same may be changed  pursuant to terms hereof.

         “Revolving  Credit  Exposure”  shall mean,  with respect to any Lender at any time,  the sum of the  outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure.

         “Revolving  Credit Note(s)” shall mean a promissory note of the Borrower  payable to the order of each Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit A.

         “Revolving Loan” shall mean a loan made by a Lender (other than the Swingline  Lender) to the Borrower under its
Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

         “Rolling Stock” shall mean all trucks, tractors and trailers owned by Borrower and its Subsidiaries.

         “S&P” shall mean Standard & Poor’s.

         “Securitization  Transaction”  shall mean any  transfer by the  Borrower or any  Subsidiary  of  Receivables  or
interests therein and all collateral  securing such Receivables,  all contracts and contract rights and all guarantees or other  obligations in respect of such  Receivables,  all other assets that are  customarily  transferred or in respect of which security  interests are customarily  granted in connection with asset  securitization  transactions  involving such
Receivables  and all proceeds of any of the foregoing  (i) to a trust,  partnership,  corporation  or other entity (other than the Borrower or a Subsidiary  other than a SPE Subsidiary),  which transfer is funded in whole or in part,  directly or  indirectly,  by the  incurrence or issuance by the transferee or any successor  transferee of  indebtedness  or other securities  that are to  receive  payments  from,  or that  represent  interests  in,  the cash  flow  derived  from such
Receivables or interests in Receivables,  or (ii) directly to one or more investors or other  purchasers  (other than the
Borrower or any Subsidiary).  The “amount” or “principal  amount” of any  Securitization  Transaction  shall be deemed at any time to be (x) in the case of a  transaction  described  in  clause  (i) of the  preceding  sentence,  the  aggregate principal or stated amount of the  Indebtedness or other  securities  referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables  transferred  pursuant to such  Securitization
Transaction  net of any  such  Receivables  that  have  been  written  off as  uncollectible,  and  (y) in the  case of a transaction  described in clause (ii) of the  preceding  sentence,  the  aggregate  outstanding  principal  amount of the
Indebtedness secured by Liens on the subject Receivables.

         “Security  Agreements”  shall mean  collectively  the Borrower  Security  Agreement and the Subsidiary  Security
Agreements.

         "SPE  Subsidiary"  shall mean any Subsidiary  formed solely for the purpose of, and that engages only in, one or more Securitization Transactions.

         “Subsidiary”  shall mean,  with  respect to any Person  (the  “parent”),  any  corporation,  partnership,  joint venture,  limited liability  company,  association or other entity the accounts of which would be consolidated with those of the  parent  in the  parent’s  consolidated  financial  statements  if such  financial  statements  were  prepared  in accordance with GAAP as of such date, as well as any other  corporation,  partnership,  joint venture,  limited liability company,  association or other entity (i) of which securities or other ownership interests  representing more than 50% of the equity or more than 50% of the ordinary voting power,  or in the case of a partnership,  more than 50% of the general partnership  interests  are, as of such date,  owned,  Controlled  or held,  or (ii) that is, as of such date,  otherwise
Controlled,  by the parent or one or more  subsidiaries  of the parent or by the parent and one or more  subsidiaries  of the parent.  Unless  otherwise  indicated,  all  references  to  “Subsidiary”  hereunder  shall mean a Subsidiary  of the
Borrower.  As used in this definition,  the term “Controlled” shall have the meaning as set forth earlier in this section but with the substitution of "more than 50%" in lieu of 25% in subsection (i) of the definition of Control.

         “Subsidiary  Guarantee Agreement” shall mean the Subsidiary  Guarantee  Agreement,  substantially in the form of
Exhibit D, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

         “Subsidiary Loan Party” shall mean any Subsidiary that is not an SPE Subsidiary whose  organizational  documents prohibit such entity from guaranteeing the Obligations.

         “Subsidiary  Security  Agreements” shall mean: (i) that certain Security  Agreement dated as of the date hereof, executed by U.S.  Xpress,  Inc. and  Administrative  Agent,  (ii) that certain  Security  Agreement  dated as of the date hereof executed by U.S. Xpress Leasing,  Inc. and  Administrative  Agent,  (iii) that certain Security Agreement dated as of the date hereof  executed by Xpress Air,  Inc. and the  Administrative  Agent;  (iv) that certain  Security  Agreement dated as of the date hereof  executed by Xpress  Company  Store,  Inc. and the  Administrative  Agent,  (v) that  certain
Security  Agreement dated as of the date hereof executed by Xpress  Holdings,  Inc. and the  Administrative  Agent,  (vi)
that  certain  Security  Agreement  dated  as of the  date  hereof  executed  by  Xpress  Global  Systems,  Inc.  and the
Administrative  Agent,  (vii) that certain  Security  Agreement dated as of the date hereof executed by Xpress  Colorado,
Inc. and the Administrative  Agent,  (viii) that certain Security Agreement dated as of the date hereof executed by Cargo
Movement Corp. and the  Administrative  Agent, (ix) that certain Security Agreement dated as of hereof executed by Xpress
Nebraska,  Inc. and the  Administrative  Agent, (x) that certain Security Agreement dated as of hereof executed by Xpress
Waiting,  Inc. and the  Administrative  Agent,  that certain  Security  Agreement  dated as of hereof  executed by Colton
Xpress,  LLC and the Administrative  Agent, and any additional  security  agreements  delivered by a Subsidiary after the
Closing Date in accordance with Section 5.10, together with any amendments thereto or restatements thereof.

         “Swingline  Commitment”  shall  mean the  commitment  of the  Swingline  Lender  to make  Swingline  Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

         “Swingline  Exposure”  shall mean, with respect to each Lender,  the principal  amount of the Swingline Loans in which such Lender is legally  obligated  either to make a Base Rate Loan or to  purchase a  participation  in  accordance with Section 2.5, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

         “Swingline Lender” shall mean SunTrust Bank.

         “Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

         “Swingline  Note” shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially in the form of Exhibit B.

         “Swingline  Termination  Date”  shall  mean the date that is three (3)  Business  Days  prior to the  Commitment
Termination Date.

         “Taxes”  shall  mean any and all  present or future  taxes,  levies,  imposts,  duties,  deductions,  charges or withholdings imposed by any Governmental Authority.

         “Total Lease Adjusted Debt” shall mean, as of the date of determination,  the sum of (i) Consolidated Total Debt and (ii) the present value of all future  Consolidated Lease Expense,  calculated  utilizing a discount rate equal to ten percent (10%).

         “TRAC Leases” shall mean leases of the Borrower or its Subsidiaries for Rolling Stock,  motorized  equipment and aircraft, which contain a terminal rental adjustment clause for the adjustment of lease payments upon its termination.

         “Trucking  Company A” means that certain  trucking  company  identified  by the  Borrower to the  Administrative
Agent, pursuant to that certain disclosure letter dated September 15, 2004.

         “Type”,  when used in reference to a Loan or Borrowing,  refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

         “Vendor  Receivables”  shall mean accounts or accounts  receivable due and owing to the Borrower or a Subsidiary arising from the  disposition,  return or trade-in of Rolling  Stock to a dealer,  vendor or other Person under the terms of trade-in  agreements,  TRAC Leases,  Capital Lease Obligations or other  arrangements  with dealers,  vendors or other
Persons dealing with the disposition of Rolling Stock.

         “Withdrawal  Liability”  shall mean  liability  to a  Multiemployer  Plan as a result of a  complete  or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2       Classifications  of Loans and Borrowings.  For purposes of this Agreement,  Loans may be classified and referred to by Class (e.g. a  “Revolving  Loan”) or by Type (e.g.  a  “Eurodollar  Loan” or “Base Rate Loan”) or by Class
and Type  (e.g.  “Revolving  Eurodollar  Loan”).  Borrowings  also  may be  classified  and  referred  to by Class  (e.g.
“Revolving  Borrowing”)  or by Type (e.g.  “Eurodollar  Borrowing”)  or by Class and Type (e.g.  “  Revolving  Eurodollar
Borrowing”).

Section 1.3       Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted,  all accounting  determinations  hereunder shall be made, and all financial  statements required to be delivered  hereunder shall be prepared,  in accordance  with GAAP as in effect from time to time,  applied on a basis consistent (except for such changes approved by the Borrower’s  independent public  accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a);  provided,  that if the  Borrower  notifies  the  Administrative  Agent  that the  Borrower  wishes to amend any  covenant  in  Article VI to eliminate  the effect of any change in GAAP on the operation of such covenant (or if the  Administrative  Agent  notifies the Borrower that the Required  Lenders wish to amend Article VI for such purpose),  then the Borrower’s  compliance with such covenant shall be determined on the basis of GAAP in effect  immediately  before the relevant  change in GAAP became effective,  until either such notice is withdrawn or such  covenant is amended in a manner  satisfactory  to the Borrower and the Required Lenders.

Section 1.4       Terms  Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine,  feminine and neuter forms. The words “include”,  “includes” and “including”  shall be deemed to be followed by the phrase “without limitation”.  The word  “will”  shall be  construed  to have the same  meaning  and  effect as the word  “shall”.  In the computation  of  periods of time from a  specified  date to a later  specified  date,  the word  “from”  means  “from and including” and the word “to” means “to but  excluding”.  Unless the context  requires  otherwise (i) any definition of or reference to any  agreement,  instrument  or other  document  herein  shall be construed as referring to such  agreement, instrument or other document as it was  originally  executed or as it may from time to time be amended,  supplemented  or otherwise  modified  (subject to any  restrictions on such amendments,  supplements or  modifications  set forth herein),
(ii) any reference  herein to any Person shall be construed to include such Person’s  successors  and permitted  assigns,
(iii) the words  “hereof”,  “herein”  and  “hereunder”  and words of similar  import  shall be construed to refer to this
Agreement  as a  whole  and  not to  any  particular  provision  hereof,  (iv)  all  references  to  Articles,  Sections,
Exhibits and  Schedules shall be construed to refer to Articles,  Sections,  Exhibits and Schedules to this Agreement and
(v) all  references  to a specific  time shall be construed to refer to the time in Atlanta,  Georgia,  unless  otherwise indicated.

ARTICLE II

                                                                                                     AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1       General  Description  of  Facilities.  Subject to and upon the terms and  conditions  herein set forth,
(i) the  Lenders  hereby  establish in favor of the Borrower a revolving  credit  facility  pursuant to which the Lenders severally  agree (to the  extent of each  Lender’s  Pro Rata  Share up to such  Lender’s  Revolving  Commitment)  to make
Revolving  Loans to the Borrower in accordance  with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance  with Section 2.24,  (iii) the Swingline  Lender agrees to make Swingline Loans in accordance with Section
2.4,  (iv) each Lender  agrees to purchase a  participation  interest  in the Letters of Credit and the  Swingline  Loans pursuant to the terms and  conditions  hereof;  provided,  that in no event shall the aggregate  principal  amount of all outstanding  Revolving Loans,  Swingline Loans and outstanding LC Obligations exceed at any time the Aggregate  Revolving
Commitments from time to time in effect.

Section 2.2       Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make  Revolving  Loans to the  Borrower,  from time to time during the  Availability  Period,  in an aggregate  principal amount  outstanding  at any time that will not result in (a) such  Lender’s  Revolving  Credit  Exposure  exceeding  such
Lender’s  Revolving  Commitment or (b) the sum of the aggregate  Revolving Credit Exposures of all Lenders  exceeding the
Aggregate Revolving  Commitments.  During the Availability  Period, the Borrower shall be entitled to borrow,  prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement;  provided,  that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3       Procedure for Revolving Borrowings

         The Borrower shall give the  Administrative  Agent written notice (or telephonic  notice  promptly  confirmed in writing) of each Revolving  Borrowing  substantially  in the form of Exhibit 2.3 attached  hereto (a “Notice of Revolving
Borrowing”)  (x) prior to 11:00 a.m. one (1) Business Day prior to the  requested  date of each Base Rate  Borrowing  and
(y) prior to 11:00 a.m. three (3) Business Days prior to the requested  date of each  Eurodollar  Borrowing.  Each Notice of Revolving  Borrowing shall be irrevocable  and shall specify:  (i) the aggregate  principal  amount of such Borrowing,
(ii) the date of such Borrowing  (which shall be a Business Day),  (iii) the Type of such Revolving Loan  comprising such
Borrowing  and (iv) in the case of a  Eurodollar  Borrowing,  the  duration of the  initial  Interest  Period  applicable thereto  (subject to the  provisions of the  definition  of Interest  Period).  Each  Revolving  Borrowing  shall consist entirely of Base Rate Loans or Eurodollar  Loans,  as the Borrower may request.  The aggregate  principal  amount of each
Eurodollar  Borrowing  shall be not less than $1,000,000 or a larger  multiple of $100,000,  and the aggregate  principal amount of each Base Rate Borrowing  shall not be less than $1,000,000 or a larger  multiple of $100,000;  provided,  that
Base Rate Loans made  pursuant to Section 2.5 may be made in lesser  amounts as  provided  therein.  At no time shall the total  number of  Eurodollar  Borrowings  outstanding  at any time exceed six (6).  Promptly  following  the receipt of a
Notice of Revolving Borrowing in accordance  herewith,  the Administrative  Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4       Swingline  Commitment.  Subject to the terms and  conditions  set forth herein,  the  Swingline  Lender agrees to make  Swingline  Loans to the Borrower,  from time to time from the Closing Date to the  Swingline  Termination
Date, in an aggregate  principal amount outstanding at any time not to exceed the lesser of (i) the Swingline  Commitment then in effect and (ii) the difference  between the Aggregate  Revolving  Commitments and the aggregate  Revolving Credit
Exposures  of all  Lenders;  provided,  that the  Swingline  Lender  shall not be required  to make a  Swingline  Loan to refinance an outstanding  Swingline  Loan. The Borrower shall be entitled to borrow,  repay and reborrow  Swingline Loans in accordance with the terms and conditions of this Agreement.

Section 2.5       Procedure for Swingline Borrowing; Etc

(a)      The Borrower shall give the  Administrative  Agent written notice (or telephonic  notice  promptly  confirmed in writing) of each  Swingline  Borrowing  (“Notice of Swingline  Borrowing”)  prior to 11:00 a.m. on the requested date of each Swingline  Borrowing.  Each Notice of Swingline  Borrowing  shall be irrevocable and shall specify:
         (i) the  principal  amount of such  Swingline  Loan,  (ii) the date of such  Swingline  Loan  (which  shall be a
         Business  Day) and (iii) the account of the  Borrower to which the  proceeds  of such  Swingline  Loan should be credited.  The  Administrative  Agent will  promptly  advise the  Swingline  Lender of each Notice of  Swingline
         Borrowing.  Each  Swingline  Loan shall accrue  interest at the Base Rate or any other  interest  rate as agreed between the Borrower  and the  Swingline  Lender and shall have an Interest  Period  (subject to the  definition thereof) as agreed  between the  Borrower and the  Swingline  Lender.  The  aggregate  principal  amount of each
         Swingline Loan shall be not less than $100,000 or a larger  multiple of $50,000,  or such other minimum  amounts agreed to by the  Swingline  Lender and the  Borrower.  The  Swingline  Lender  will make the  proceeds  of each
         Swingline Loan available to the Borrower in Dollars in immediately  available funds at the account  specified by the Borrower in the applicable  Notice of Swingline  Borrowing not later than 1:00 p.m. on the requested date of such Swingline  Loan.  The  Administrative  Agent will notify the Lenders on a quarterly  basis if any Swingline
         Loans occurred during such quarter.

(b)      The Swingline Lender,  at any time and from time to time in its sole discretion,  may, on behalf of the Borrower
         (which hereby  irrevocably  authorizes and directs the Swingline Lender to act on its behalf),  give a Notice of
         Revolving Borrowing to the Administrative  Agent requesting the Lenders (including the Swingline Lender) to make
         Base Rate Loans in an amount equal to the unpaid  principal  amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan  included in such  Borrowing  available to the  Administrative  Agent for the account of the Swingline  Lender in accordance  with Section 2.8, which will be used solely for the repayment of such Swingline Loan.

(c)      If for any reason a Base Rate Borrowing may not be (as determined in the sole  discretion of the  Administrative
         Agent), or is not, made in accordance with the foregoing provisions,  then each Lender (other than the Swingline
         Lender) shall purchase an undivided  participating interest in such Swingline Loan in an amount equal to its Pro
         Rata Share thereof on the date that such Base Rate Borrowing should have occurred.  On the date of such required purchase,  each Lender shall promptly transfer,  in immediately available funds, the amount of its participating interest to the  Administrative  Agent for the account of the Swingline  Lender.  If such  Swingline  Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically  become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

(d)      Each Lender’s  obligation to make a Base Rate Loan pursuant to Section  2.5(b) or to purchase the  participating interests  pursuant to Section  2.5(c)  shall be  absolute  and  unconditional  and shall not be affected by any circumstance,  including without  limitation (i) any setoff,  counterclaim,  recoupment,  defense or other right that such Lender or any other Person may have or claim against the Swingline  Lender,  the Borrower or any other
         Person for any reason  whatsoever,  (ii) the existence of a Default or an Event of Default or the termination of any Lender’s  Revolving  Commitment,  (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect,  (iv) any breach of this Agreement or any other Loan Document by the Borrower,  the Administrative  Agent or any Lender or (v) any other circumstance, happening or event  whatsoever,  whether or not similar to any of the  foregoing.  If such amount is not in fact made  available to the Swingline  Lender by any Lender,  the Swingline  Lender shall be entitled to recover such amount on demand from such Lender,  together with accrued  interest thereon for each day from the date of demand thereof at the Federal  Funds Rate.  Until such time as such Lender makes its required  payment,  the  Swingline
         Lender  shall  be  deemed  to  continue  to  have  outstanding  Swingline  Loans  in the  amount  of the  unpaid participation for all purposes of the Loan Documents.  In addition, such Lender shall be deemed to have assigned any and all payments made of principal  and interest on its Loans and any other amounts due to it hereunder,  to the Swingline  Lender to fund the amount of such Lender’s  participation  interest in such Swingline  Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

Section 2.6       Collateral.  The Obligations  shall be secured by a first priority  security interest in the Collateral as such term is defined and described in the respective Security Agreements.

Section 2.7       Replacement  of Lender.  If (i)  Borrower  is  required  pursuant  to Section  2.19 or 2.21 to make any additional  payment to any Lender or (ii) any Lender refuses to consent to certain  proposed  amendments,  modifications, waivers,  discharges  or  terminations  with  respect to this  Agreement  that require the consent of all Lenders (or all affected  Lenders)  pursuant  to  Section  10.2 and the same have been  approved  by the  Required  Lenders  (any  Lender described in clause (i) or clause (ii) being an  “Affected  Lender”),  the  Borrower  may elect to replace the  Revolving
Commitment of such Affected  Lender,  provided that no Event of Default shall have occurred and be continuing at the time of such termination or replacement,  and provided further that,  concurrently with such replacement,  (i) another bank or other entity which is  reasonably  satisfactory  to the Borrower  and the  Administrative  Agent shall agree,  as of such date,  to purchase  for cash the  Revolving  Credit  Exposure  of the  Affected  Lender  pursuant  to an  Assignment  and
Acceptance  and to become a Lender for all purposes  under this  Agreement and to assume all  obligations of the Affected
Lender to be terminated as of such date and to comply with the  requirements  of Section 10.4  applicable to assignments, and (ii) the Borrower shall pay to such Affected  Lender in immediately  available  funds on the day of such  replacement
(A) all  interest,  fees and other  amounts  then  accrued  and  unpaid  that are owing to such  Affected  Lender by such
Borrower  hereunder  to and  including  the date of  termination,  including  without  limitation,  payments  due to such
Affected  Lender under Sections 2.19 and 2.21, and (B) an amount,  if any, equal to the payment which would have been due to such Lender on the day of such  replacement  under Section 2.19 had the Loans of such Affected  Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender.

Section 2.8       Funding of Borrowings

(a)      Each Lender will make  available  each Loan to be made by it  hereunder  on the  proposed  date  thereof by wire transfer in  immediately  available  funds by 11:00 a.m.  to the  Administrative  Agent at the  Payment  Office;
         provided,  that the Swingline Loans will be made as set forth in Section 2.5. The Administrative Agent will make such Loans  available to the Borrower by promptly  crediting the amounts that it receives,  in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative  Agent or at the  Borrower’s  option,  by  effecting a wire  transfer of such amounts to an account  designated  by the
         Borrower to the Administrative Agent.

(b)      Unless the  Administrative  Agent shall have been  notified by any Lender  prior to 5 p.m.  one (1) Business Day prior to the date of a Borrowing in which such Lender is participating  that such Lender will not make available to the  Administrative  Agent such Lender’s share of such Borrowing,  the  Administrative  Agent may assume that such Lender has made such amount  available to the  Administrative  Agent on such date,  and the  Administrative
         Agent, in reliance on such assumption,  may make available to the Borrower on such date a corresponding  amount.
         If such  corresponding  amount is not in fact made available to the  Administrative  Agent by such Lender on the date of such  Borrowing,  the  Administrative  Agent shall be entitled to recover such  corresponding  amount on demand from such Lender  together with interest at the Federal Funds Rate for up to two (2) days and  thereafter at the rate specified for such Borrowing.  If such Lender does not pay such corresponding  amount forthwith upon the Administrative  Agent’s demand therefore,  the Administrative Agent shall promptly notify the Borrower,  and the Borrower shall immediately pay such corresponding  amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its  obligation  to fund its Pro Rata Share of any  Borrowing  hereunder  or to  prejudice  any rights which the
         Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)      All  Revolving  Borrowings  shall be made by the Lenders on the basis of their  respective  Pro Rata Shares.  No
         Lender shall be responsible  for any default by any other Lender in its obligations  hereunder,  and each Lender shall be  obligated  to make its Loans  provided to be made by it  hereunder,  regardless  of the failure of any other Lender to make its Loans hereunder.

Section 2.9       Interest Elections.

(a)      Each Borrowing  initially shall be of the Type specified in the applicable Notice of Borrowing,  and in the case of a Eurodollar  Borrowing,  shall have an initial  Interest  Period as  specified in such Notice of  Borrowing.
         Thereafter,  the  Borrower  may elect to convert  such  Borrowing  into a  different  Type or to  continue  such
         Borrowing,  and in the case of a Eurodollar Borrowing,  may elect Interest Periods therefore, all as provided in this  Section.  The Borrower  may elect  different  options  with respect to different  portions of the affected
         Borrowing,  in which  case each  such  portion  shall be  allocated  ratably  among the  Lenders  holding  Loans comprising such Borrowing,  and the Loans comprising each such portion shall be considered a separate Borrowing.
         This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.

(b)      To make an election  pursuant to this Section,  the Borrower shall give the  Administrative  Agent prior written
         notice  (or   telephonic   notice   promptly   confirmed   in   writing)  of  each   Borrowing   (a  “Notice  of
         Conversion/Continuation”)  that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. one
         (1) Business Day prior to the requested  date of a conversion  into a Base Rate Borrowing and (y) prior to 11:00
         a.m. three (3) Business Days prior to a continuation  of or conversion  into a Eurodollar  Borrowing.  Each such
         Notice of Conversion/Continuation  shall be irrevocable and shall specify (i) the Borrowing to which such Notice of  Continuation/Conversion  applies  and if  different  options are being  elected  with  respect to  different portions thereof,  the portions thereof that are to be allocated to each resulting  Borrowing (in which case the information  to be  specified  pursuant  to  clauses  (iii)  and (iv)  shall  be  specified  for each  resulting
         Borrowing);  (ii) the effective  date of the election  made pursuant to such Notice of  Continuation/Conversion, which shall be a Business  Day,  (iii)  whether the  resulting  Borrowing  is to be a Base Rate  Borrowing  or a
         Eurodollar Borrowing;  and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing,  the Interest Period
         applicable thereto after giving effect to such election,  which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of  Continuation/Conversion  requests a Eurodollar  Borrowing but does not specify an Interest  Period,  the Borrower shall be deemed to have selected an Interest Period of one month.
         The  principal  amount of any resulting  Borrowing  shall satisfy the minimum  borrowing  amount for  Eurodollar
         Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)      If, on the  expiration of any Interest  Period in respect of any Eurodollar  Borrowing,  the Borrower shall have failed to deliver a Notice of  Conversion/  Continuation,  then,  unless  such  Borrowing  is repaid as provided herein,  the Borrower  shall be deemed to have elected to convert such  Borrowing to a Base Rate  Borrowing.  No
         Borrowing may be converted  into,  or continued  as, a Eurodollar  Borrowing if a Default or an Event of Default
         exists,  unless the Administrative  Agent and each of the Lenders shall have otherwise  consented in writing. No conversion of any Eurodollar  Loans shall be permitted  except on the last day of the Interest Period in respect thereof.

(d)      Upon receipt of any Notice of  Conversion/Continuation,  the  Administrative  Agent shall  promptly  notify each
         Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.10      Optional Reduction and Termination of Commitments.

(a)      Unless previously  terminated,  all Revolving  Commitments  shall terminate on the Commitment  Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

(b)      Upon at least three (3)  Business  Days’ prior  written  notice (or  telephonic  notice  promptly  confirmed  in writing) to the Administrative Agent (which notice shall be irrevocable),  the Borrower may reduce the Aggregate
         Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided,  that (i) any partial  reduction  shall apply to reduce  proportionately  and  permanently  the  Revolving  Commitment of each
         Lender,  (ii) any partial  reduction  pursuant to this Section 2.10 shall be in an amount of at least $5,000,000 and any larger  multiple of $1,000,000,  and (iii) no such reduction  shall be permitted  which would reduce the
         Aggregate  Revolving  Commitments  to an amount less than the  outstanding  Revolving  Credit  Exposures  of all
         Lenders.  Any such reduction in the Aggregate  Revolving  Commitments shall result in a proportionate  reduction
         (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

Section 2.11      Repayment of Loans.

(a)      The  outstanding  principal  amount of all Revolving  Loans shall be due and payable  (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

(b)      The principal  amount of each  Swingline  Borrowing  shall be due and payable  (together  with accrued  interest thereon) on the earlier of (i) the last day of the Interest  Period  applicable  to such  Borrowing and (ii) the
         Swingline Termination Date.

Section 2.12      Evidence of Indebtedness.

(a)      Each  Lender  shall  maintain  in  accordance  with  its  usual  practice  appropriate  records  evidencing  the indebtedness  of the  Borrower  to such Lender  resulting  from each Loan made by such Lender from time to time, including the amounts of principal and interest  payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative  Agent shall maintain appropriate records in which shall be recorded (i) the
         Revolving  Commitment of each Lender,  (ii) the amount of each Loan made hereunder by each Lender, the Class and
         Type thereof and the Interest Period applicable  thereto,  (iii) the date of each continuation  thereof pursuant to Section  2.9,  (iv) the date of each  conversion  of all or a portion  thereof to another  Type  pursuant  to
         Section 2.9,  (v) the date and amount of any  principal or interest due and payable or to become due and payable from the  Borrower  to each Lender  hereunder  in respect of such Loans and (vi) both the date and amount of any sum received by the  Administrative  Agent hereunder from the Borrower in respect of the Loans and each Lender’s
         Pro Rata Share  thereof.  The entries made in such records  shall be prima facie  evidence of the  existence and amounts of the obligations of the Borrower therein recorded;  provided,  that the failure or delay of any Lender or the  Administrative  Agent in  maintaining  or making entries into any such record or any error therein shall not in any manner affect the  obligation of the Borrower to repay the Loans (both  principal and unpaid  accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)      As of the Closing Date,  Borrower will execute and deliver to each such Lender a Revolving  Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Swingline Lender.

Section 2.13      Optional  Prepayments.  The  Borrower  shall have the right at any time and from time to time to prepay any Borrowing,  in whole or in part,  without  premium or penalty,  by giving  irrevocable  written notice (or telephonic notice  promptly  confirmed in writing) to the  Administrative  Agent no later than (i) in the case of  prepayment of any
Eurodollar  Borrowing,  11:00 a.m. not less than three (3) Business Days prior to any such  prepayment,  (ii) in the case of any  prepayment  of any Base Rate  Borrowing,  11:00  a.m.  not less than one  Business  Day prior to the date of such prepayment,  and (iii) in the case of Swingline  Borrowings,  prior to 11:00 a. m. on the date of such  prepayment.  Each such notice shall be  irrevocable  and shall specify the proposed  date of such  prepayment  and the principal  amount of each  Borrowing  or portion  thereof to be prepaid.  Upon  receipt of any such  notice,  the  Administrative  Agent shall promptly  notify  each  affected  Lender  of the  contents  thereof  and of such  Lender’s  Pro  Rata  Share  of any such prepayment.  If such notice is given,  the aggregate amount specified in such notice shall be due and payable on the date designated  in such notice,  together  with  accrued  interest to such date on the amount so prepaid in  accordance  with
Section  2.14(e);  provided,  that if a Eurodollar  Borrowing is prepaid on a date other than the last day of an Interest
Period  applicable  thereto,  the Borrower shall also pay all amounts  required  pursuant to  Section 2.20.  Each partial prepayment  of any Loan  (other than a Swingline  Loan) shall be in an amount that would be  permitted  in the case of an advance of a Revolving  Borrowing of the same Type  pursuant to Section 2.2 or in the case of a Swingline  Loan  pursuant to Section 2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.14      Interest on Loans.

(a)      The Borrower  shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each
         Eurodollar Loan at the Adjusted LIBO Rate for the applicable  Interest Period in effect for such Loan,  plus, in each case, the Applicable Margin in effect from time to time.

(b)      The Borrower shall pay interest on each  Swingline  Loan at the Base Rate in effect from time to time,  plus the
         Applicable Margin in effect from time to time.

(c)      While an Event of Default  exists or after  acceleration,  at the option of the Required  Lenders,  the Borrower shall pay interest  (“Default  Interest”) with respect to all Eurodollar Loans at the rate otherwise  applicable for the  then-current  Interest  Period  plus an  additional  2% per annum  until the last day of such  Interest
         Period,  and thereafter,  and with respect to all Base Rate Loans  (including all Swingline Loans) and all other
         Obligations  hereunder (other than Loans),  at an all-in rate in effect for Base Rate Loans,  plus an additional
         2% per annum.

(d)      Interest on the  principal  amount of all Loans shall accrue from and  including the date such Loans are made to but excluding the date of any repayment  thereof.  Interest on all outstanding  Base Rate Loans shall be payable quarterly  in  arrears  on the last day of each  March,  June,  September  and  December  and on the  Commitment
         Termination  Date.  Interest  on all  outstanding  Eurodollar  Loans  shall be  payable  on the last day of each
         Interest  Period  applicable  thereto,  and, in the case of any  Eurodollar  Loans having an Interest  Period in excess of three months or 90 days, respectively,  on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period,  and on the Commitment  Termination Date.  Interest
         on each Swingline Loan shall be payable quarterly in arrears on the last day of each March, June,  September and
         December,  and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another
         Type or which is repaid or prepaid  shall be payable on the date of such  conversion  or on the date of any such repayment or prepayment  (on the amount repaid or prepaid)  thereof.  All Default  Interest  shall be payable on demand.

(e)      The  Administrative  Agent shall  determine  each  interest  rate  applicable  to the Loans  hereunder and shall promptly  notify the Borrower and the Lenders of such rate in writing (or by  telephone,  promptly  confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15      Fees.

(a)      The  Borrower  shall pay to the  Administrative  Agent for its own account  fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

(b)      Commitment  Fee.  The  Borrower  agrees to pay to the  Administrative  Agent for the  account  of each  Lender a commitment fee (the “Commitment  Fee”),  which shall accrue at the Applicable  Percentage  (determined  daily in accordance  with  Schedule I) on the daily amount of the unused  Revolving  Commitment of such Lender during the
         Availability  Period;  provided,  that if such Lender  continues to have any Revolving Credit Exposure after the
         Commitment  Termination  Date,  then the  commitment fee shall continue to accrue on the amount of such Lender’s unused  Revolving  Commitment  from and  after  the  Commitment  Termination  Date to the date  that all of such
         Lender’s  Revolving Credit Exposure has been paid in full.  Accrued  commitment fees shall be payable in arrears on the last day of each March,  June,  September  and  December of each year and on the  Commitment  Termination
         Date,  commencing on the first such date after the Closing Date;  provided  further,  that any  commitment  fees accruing after the Commitment  Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments,  the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding  Revolving Loans and LC Exposure of such Lender,  but Swingline Loans shall not be deemed usage.

(c)      Letter of Credit  Fees.  The Borrower  agrees to pay (i) to the  Administrative  Agent,  for the account of each
         Lender, a letter of credit fee (the “Letter of Credit Fee”) with respect to its  participation in each Letter of
         Credit,  which shall  accrue at the  Applicable  Percentage  then in effect on the average  daily amount of such
         Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements)  attributable to such Letter of Credit  during the period from and  including the date of issuance of such Letter of Credit to but excluding the date on which such Letter  expires or is drawn in full  (including  without  limitation any LC
         Exposure that remains  outstanding  after the Commitment  Termination Date) and (ii) to the Issuing Bank for its
         own account a fronting  fee,  which shall accrue at the rate of 0.125% per annum on the average  daily amount of the LC Exposure  (excluding any portion  thereof  attributable  to  Unreimbursed  LC  Disbursements)  during the
         Availability Period (or until the date that such Letter of Credit is irrevocably canceled,  whichever is later), as well as the Issuing  Bank’s  standard fees with respect to issuance,  amendment,  renewal or extension of any
         Letter of Credit or processing of drawings thereunder.

(d)      Payments.  Accrued fees shall be payable quarterly in arrears on the last day of each March, June, September and
         December,  commencing on the first such date after the Closing Date and on the Commitment  Termination Date (and
         if later, the date the Loans and LC Exposure shall be repaid in their entirety).

Section 2.16      Computation of Interest and Fees. All  computations of interest and fees hereunder shall be made on the basis of a year of  360 days  for the  actual  number  of days  (including  the  first  day but  excluding  the last day)
occurring  in the  period for which such  interest  or fees are  payable  (to the  extent  computed  on the basis of days elapsed).  Each  determination by the  Administrative  Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.17      Inability to Determine  Interest  Rates.  If prior to the  commencement  of any Interest Period for any
Eurodollar Borrowing,

(i)      the  Administrative  Agent shall have determined (which  determination  shall be conclusive and binding upon the
                  Borrower) that, by reason of circumstances  affecting the relevant interbank market,  adequate means do not exist for ascertaining LIBOR for such Interest Period, or

(ii)     the  Administrative  Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately  and fairly reflect the cost to such Lenders (or Lender,  as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period,

the  Administrative  Agent  shall give  written  notice (or  telephonic  notice,  promptly  confirmed  in writing) to the
Borrower  and  to  the  Lenders  as  soon  as  practicable  thereafter.  In the  case  of  Eurodollar  Loans,  until  the
Administrative  Agent shall  notify the Borrower  and the Lenders  that the  circumstances  giving rise to such notice no longer  exist,  (i) the  obligations  of the  Lenders  to make  Eurodollar  Revolving  Loans or to  continue  or  convert outstanding  Loans as or into  Eurodollar  Loans shall be suspended and (ii) all such  affected  Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period  applicable  thereto unless the Borrower prepays such Loans in  accordance  with this  Agreement.  Unless the  Borrower  notifies  the  Administrative  Agent at least one
Business  Day before  the date of any  Eurodollar  Revolving  Borrowing  for which a Notice of  Revolving  Borrowing  has previously  been given that it elects not to borrow on such date,  then such Revolving  Borrowing shall be made as a Base
Rate Borrowing.

Section 2.18      Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the  Administrative  Agent,  the  Administrative  Agent shall promptly  give  notice  thereof  to the  Borrower  and the other  Lenders,  whereupon  until  such  Lender  notifies  the
Administrative  Agent and the  Borrower  that the  circumstances  giving rise to such  suspension  no longer  exist,  the obligation of such Lender to make  Eurodollar  Revolving  Loans, or to continue or convert  outstanding  Loans as or into
Eurodollar  Loans,  shall be  suspended.  In the case of the making of a Eurodollar  Revolving  Borrowing,  such Lender’s
Revolving  Loan shall be made as a Base Rate Loan as part of the same  Revolving  Borrowing for the same Interest  Period and if the affected  Eurodollar Loan is then outstanding,  such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then  current  Interest  Period  applicable  to such  Eurodollar  Loan if such  Lender  may  lawfully continue to maintain such Loan to such date or (ii)  immediately if such Lender shall  determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing,  the affected Lender shall, prior to giving such notice to the Administrative  Agent,  designate a different  Applicable Lending Office if such designation would  avoid the need for giving such notice and if such  designation  would not  otherwise  be  disadvantageous  to such
Lender in the good faith exercise of its discretion.

Section 2.19      Increased Costs.

(a)      If any Change in Law shall:

(i)      impose,  modify or deem  applicable any reserve,  special deposit or similar  requirement  that is not otherwise included in the  determination of the Adjusted LIBO Rate hereunder  against assets of, deposits with or for the account of, or credit  extended by, any Lender (except any such reserve  requirement  reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)     impose on any Lender or on the Issuing Bank or the eurodollar  interbank  market any other  condition  affecting this  Agreement  or  any  Eurodollar  Loans  made  by  such  Lender  or any  Letter  of  Credit  or any participation therein;

and the result of the  foregoing  is to  increase  the cost to such  Lender of making,  converting  into,  continuing  or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of  participating  in or issuing any Letter of Credit or to reduce the  amount  received  or  receivable  by such  Lender or the  Issuing  Bank  hereunder
(whether of principal,  interest or any other  amount),  then the Borrower  shall  promptly pay, upon written notice from and demand by such Lender on the Borrower  (with a copy of such notice and demand to the  Administrative  Agent),  to the
Administrative  Agent for the  account of such  Lender,  within  five  Business  Days  after the date of such  notice and demand,  additional  amount or amounts  sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)      If any Lender or the Issuing Bank shall have  determined  that on or after the date of this Agreement any Change in Law  regarding  capital  requirements  has or would  have the effect of  reducing  the rate of return on such
         Lender’s  or the Issuing  Bank’s  capital (or on the  capital of such  Lender’s  or the  Issuing  Bank’s  parent corporation) as a consequence of its  obligations  hereunder or under or in respect of any Letter of Credit to a level  below  that  which  such  Lender or the  Issuing  Bank or such  Lender’s  or the  Issuing  Bank’s  parent corporation  could have  achieved but for such Change in Law (taking  into  consideration  such  Lender’s or the
         Issuing Bank’s policies or the policies of such Lender’s or the Issuing Bank’s parent  corporation  with respect to capital  adequacy)  then,  from time to time,  within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative  Agent), the Borrower shall pay to such
         Lender such  additional  amounts as will  compensate  such Lender or the  Issuing  Bank or such  Lender’s or the
         Issuing Bank’s parent corporation for any such reduction suffered.

(c)      A certificate of a Lender or the Issuing Bank setting forth the amount or amounts  necessary to compensate  such
         Lender or the Issuing  Bank or such  Lender’s  or the Issuing  Bank’s  parent  corporation,  as the case may be, specified in  paragraph  (a) or (b) of this  Section  shall be  delivered  to the  Borrower  (with a copy to the
         Administrative Agent) and shall be conclusive,  absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

(d)      Failure or delay on the part of any Lender or the Issuing Bank to demand  compensation  pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.20      Funding Indemnity.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the  last day of the  Interest  Period  applicable  thereto  (including  as a result  of an  Event of  Default),  (b) the conversion or continuation of a Eurodollar  Loan other than on the last day of the Interest  Period  applicable  thereto, or (c) the failure by the Borrower to borrow,  prepay,  convert or continue any Eurodollar  Loan on the date specified in any  applicable  notice  (regardless  of whether  such notice is  withdrawn or  revoked),  then,  in any such event,  the
Borrower  shall  compensate  each Lender,  within five (5) Business Days after written  demand from such Lender,  for any loss, cost or expense  attributable to such event. In the case of a Eurodollar  Loan, such loss, cost or expense shall be deemed to include an amount  determined  by such  Lender to be the excess,  if any,  of (A) the amount of  interest  that would have accrued on the principal  amount of such  Eurodollar  Loan if such event had not occurred at the Adjusted LIBO
Rate  applicable to such  Eurodollar  Loan for the period from the date of such event to the last day of the then current
Interest  Period  therefore (or in the case of a failure to borrow,  convert or continue,  for the period that would have been the Interest  Period for such  Eurodollar  Loan) over (B) the amount of interest  that would accrue on the principal amount of such  Eurodollar  Loan for the same period if the Adjusted LIBO Rate were set on the date such  Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow,  convert or continue such  Eurodollar  Loan.
A certificate as to any additional amount payable under this  Section 2.20  submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

Section 2.21      Taxes.

(a)      Any and all payments by or on account of any obligation of the Borrower  hereunder  shall be made free and clear of and without  deduction for any  Indemnified  Taxes or Other Taxes;  provided,  that if the Borrower  shall be required to deduct any  Indemnified  Taxes or Other Taxes from such payments,  then (i) the sum payable shall be increased  as  necessary  so that after  making all required  deductions  (including  deductions  applicable  to additional  sums payable under this Section) the  Administrative  Agent,  any Lender or the Issuing Bank (as the
         case may be) shall receive an amount equal to the sum it would have received had no such  deductions  been made,
         (ii) the Borrower shall make such  deductions  and (iii) the Borrower shall pay the full amount  deducted to the relevant Governmental Authority in accordance with applicable law.

(b)      In addition,  the Borrower shall pay any Other Taxes to the relevant  Governmental  Authority in accordance with applicable law.

(c)      The Borrower  shall  indemnify  the  Administrative  Agent,  each Lender and the Issuing  Bank,  within five (5)
         Business Days after written demand  therefore,  for the full amount of any Indemnified Taxes or Other Taxes paid by the  Administrative  Agent,  such Lender or the Issuing  Bank,  as the case may be, on or with respect to any payment by or on account of any  obligation  of the Borrower  hereunder  (including  Indemnified  Taxes or Other
         Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties,  interest and reasonable  expenses  arising  therefrom or with respect thereto,  whether or not such Indemnified  Taxes or
         Other Taxes were correctly or legally imposed or asserted by the relevant Governmental  Authority. A certificate as to the amount of such payment or liability  delivered to the Borrower by a Lender or the Issuing  Bank, or by
         the  Administrative  Agent on its own behalf or on behalf of a Lender or the Issuing  Bank,  shall be conclusive absent manifest error.

(d)      As soon as practicable  after any payment of Indemnified  Taxes or Other Taxes by the Borrower to a Governmental
         Authority,  the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental  Authority  evidencing such payment,  a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)      Any Foreign Lender that is entitled to an exemption  from or reduction of  withholding  tax under the law of the jurisdiction  in which the  Borrower  is  located,  or any treaty to which such  jurisdiction  is a party,  with respect to payments  under this  Agreement  shall  deliver to the  Borrower  (with a copy to the  Administrative
         Agent),  at the time or times prescribed by applicable law, such properly  completed and executed  documentation prescribed  by applicable  law or  reasonably  requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing,  each Foreign Lender agrees that it will deliver to the  Administrative  Agent and the Borrower (or in the case of a Participant,  to the Lender from which the related  participation  shall have been  purchased) two (2) duly  completed  copies of
         Internal  Revenue  Service Form 1001 or 4224, or any successor form thereto,  as the case may be,  certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower  hereunder and under the
         Notes payable to it, without  deduction or withholding of any United States federal income taxes and (ii) a duly completed  Internal  Revenue  Service Form W-8 or W-9, or any  successor  form  thereto,  as the case may be, to establish an exemption from United State backup  withholding  tax. Each such Foreign Lender shall deliver to the
         Borrower  and the  Administrative  Agent  such  forms on or  before  the date  that it  becomes  a party to this
         Agreement  (or in the case of a  Participant,  on or before  the date such  Participant  purchases  the  related participation).  In  addition,  each such Lender shall  deliver such forms  promptly  upon the  obsolescence  or invalidity of any form previously  delivered by such Lender. Each such Lender shall promptly notify the Borrower and the  Administrative  Agent at any time that it determines  that it is no longer in a position to provide any previously delivered  certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

Section 2.22      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)      The Borrower shall make each payment required to be made by it hereunder (whether of principal,  interest,  fees or  reimbursement  of LC  Disbursements,  or of amounts  payable under Section 2.19, 2.20 or 2.21, or otherwise)
         prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts  received after such time on any date may, in the discretion of the  Administrative  Agent, be deemed to have been received on the next succeeding  Business Day for purposes of calculating  interest thereon.  All such payments shall be made to the  Administrative  Agent at the Payment Office,  except payments to be made directly to the Issuing  Bank or Swingline  Lender as  expressly  provided  herein and except that  payments  pursuant to
         Sections  2.19,  2.20  and  2.21  and  10.3  shall  be  made  directly  to the  Persons  entitled  thereto.  The
         Administrative  Agent shall  distribute any such payments  received by it for the account of any other Person to the appropriate  recipient  promptly  following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding  Business Day, and, in the case of any  payment  accruing  interest,  interest  thereon  shall be made  payable  for the period of such extension. All payments hereunder shall be made in Dollars.

(b)      If at any time  insufficient  funds are received by and available to the  Administrative  Agent to pay fully all amounts of principal,  unreimbursed LC Disbursements,  interest and fees then due hereunder, such funds shall be applied (i) first,  toward payment of interest and fees then due hereunder,  ratably among the parties  entitled thereto in accordance  with the amounts of interest and fees then due to such parties,  and (ii) second,  toward payment of principal and  unreimbursed LC Disbursements  then due hereunder,  ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)      If any Lender shall, by exercising any right of set-of or  counterclaim or otherwise,  obtain payment in respect of any  principal  of or  interest  on any of its  Revolving  Loans or  participations  in LC  Disbursements  or
         Swingline  Loans that would result in such Lender  receiving  payment of a greater  proportion  of the aggregate amount of its Revolving Loans and  participations  in LC Disbursements  and Swingline Loans and accrued interest thereon than the proportion  received by any other Lender,  then the Lender  receiving  such greater  proportion shall  purchase  (for  cash at face  value)  participations  in the  Revolving  Loans and  participations  in LC
         Disbursements  and  Swingline  Loans of other  Lenders to the extent  necessary  so that the benefit of all such payments  shall be shared by the Lenders  ratably in accordance  with the  aggregate  amount of principal of and accrued  interest on their  respective  Revolving Loans and  participations  in LC  Disbursements  and Swingline
         Loans; provided,  that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery,  without  interest,  and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower  pursuant to and in accordance  with the express terms of this  Agreement or any payment  obtained by a Lender as  consideration  for the assignment of or sale of a participation  in any of its Loans or  participations  in LC Disbursements or Swingline Loans to any assignee or participant,  other than to the Borrower or any  Subsidiary  or Affiliate  thereof (as to which the  provisions of this  paragraph  shall apply).  The  Borrower  consents to the  foregoing  and  agrees,  to the extent it may  effectively  do so under applicable law, that any Lender  acquiring a participation  pursuant to the foregoing  arrangements may exercise against the Borrower rights of set-off and counterclaim  with respect to such  participation as fully as if such
         Lender were a direct creditor of the Borrower in the amount of such participation.

(d)      Unless the  Administrative  Agent shall have  received  notice from the Borrower  prior to the date on which any payment is due to the  Administrative  Agent for the account of the Lenders or the Issuing Bank  hereunder  that the Borrower will not make such  payment,  the  Administrative  Agent may assume that the Borrower has made such payment on such date in  accordance  herewith  and may,  in reliance  upon such  assumption,  distribute  to the
         Lenders or the Issuing Bank,  as the case may be, the amount or amounts due. In such event,  if the Borrower has not in fact made such  payment,  then each of the Lenders or the  Issuing  Bank,  as the case may be,  severally agrees to repay to the  Administrative  Agent  forthwith on demand the amount so  distributed  to such Lender or
         Issuing Bank with interest  thereon,  for each day from and including the date such amount is  distributed to it to but excluding the date of payment to the Administrative  Agent, at the greater of the Federal Funds Effective
         Rate and a rate determined by the  Administrative  Agent in accordance with banking  industry rules on interbank compensation.

(e)      If any Lender shall fail to make any payment  required to be made by it pursuant to Section  2.5(b),  2.24(c) or
         (d), 2.7(b),  2.22(d) or 10.3(d),  then the  Administrative  Agent may, in its discretion  (notwithstanding  any contrary provision hereof),  apply any amounts thereafter  received by the Administrative  Agent for the account of such Lender to satisfy such Lender’s  obligations under such Sections until all such unsatisfied  obligations are fully paid.

Section 2.23      Mitigation of Obligations;  Replacement of Lenders. If any Lender requests  compensation under Section
2.19, or if the Borrower is required to pay any  additional  amount to any Lender or any  Governmental  Authority for the account of any Lender  pursuant to Section 2.21,  then such Lender shall use reasonable  efforts to designate a different lending office for funding or booking its Loans  hereunder or to assign its rights and  obligations  hereunder to another of its offices,  branches or  affiliates,  if, in the sole judgment of such Lender,  such  designation  or assignment (i)
would  eliminate or reduce  amounts  payable  under  Section 2.19 or Section  2.21, as the case may be, in the future and
(ii) would not subject such Lender to any  unreimbursed  cost or expense and would not  otherwise be  disadvantageous  to such Lender.  The Borrower  hereby agrees to pay all costs and expenses  incurred by any Lender in  connection  with such designation or assignment.

Section 2.24      Letters of Credit.

(a)      As of the Closing Date,  Fleet National Bank shall be the Issuing Bank for all Existing Letters of Credit listed in Schedule 2.24.  All other Letters of Credit issued  pursuant to this Section shall be issued by SunTrust Bank as Issuing Bank,  including any Letters of Credit issued as a replacement  of, or as an extension to an Existing
         Letter of  Credit.  As of the  Closing  Date,  the  Existing  Letters  of  Credit  shall be  deemed  issued  and outstanding  under this  Agreement,  without any further action by the parties hereto.  During the  Availability
         Period,  the Issuing  Bank, in reliance upon the  agreements of the other Lenders  pursuant to Section  2.24(d), agrees to issue, at the request of the Borrower,  Letters of Credit for the account of the Borrower on the terms and conditions  hereinafter set forth;  provided,  that (i) each Letter of Credit shall expire on the earlier of
         (A) the date one year after the date of  issuance  of such  Letter of Credit  (or in the case of any  renewal or extension  thereof,  one year after such renewal or  extension)  and (B) the date that is five (5) Business Days prior to the  Commitment  Termination  Date;  (ii) each Letter of Credit shall be in a stated amount of at least
         $50,000;  and (iii) the Borrower may not request any Letter of Credit,  if, after giving effect to such issuance
         (A) the  aggregate  LC Exposure  would exceed the LC  Commitment  or (B) the  aggregate  LC  Exposure,  plus the aggregate outstanding Revolving Loans of all Lenders would exceed the Aggregate Revolving Commitments.  Upon the issuance of each Letter of Credit each Lender  shall be deemed to, and hereby  irrevocably  and  unconditionally agrees to,  purchase from the Issuing Bank without  recourse a  participation  in such Letter of Credit equal to such Lender’s Pro Rata Share of the  aggregate  amount  available to be drawn under such Letter of Credit.  Each issuance of a Letter of Credit shall be deemed to utilize the  Revolving  Commitment of each Lender by an amount equal to the amount of such participation.

(b)      To request the issuance of a Letter of Credit (or any amendment,  renewal or extension of an outstanding  Letter of Credit),  the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested  date of such issuance  specifying the date (which shall be a Business  Day) such Letter of Credit is to be issued (or  amended,  extended or renewed,  as the case may be), the expiration date of such Letter of Credit,  the amount of such Letter of Credit , the name and address of the beneficiary  thereof and such other  information as shall be necessary to prepare,  amend,  renew or extend such
         Letter of Credit.  In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment  which increases the amount of such Letter of Credit) will be subject to the further conditions  that such Letter of Credit  shall be in such form and contain  such terms as the Issuing  Bank shall approve and that the Borrower  shall have executed and delivered any  additional  applications,  agreements  and instruments  relating to such Letter of Credit as the Issuing Bank shall reasonably require;  provided,  that in the event of any conflict between such applications,  agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)      At least two (2)  Business  Days prior to the  issuance of any Letter of Credit,  the Issuing  Bank will confirm with the  Administrative  Agent (by  telephone or in writing)  that the  Administrative  Agent has received such notice and if not,  the Issuing  Bank will  provide the  Administrative  Agent with a copy  thereof.  Unless the
         Issuing  Bank has  received  notice from the  Administrative  Agent on or before the  Business  Day  immediately preceding  the date the Issuing Bank is to issue the  requested  Letter of Credit (1) directing the Issuing Bank not to issue the  Letter of  Credit  because  such  issuance  is not then  permitted  hereunder  because  of the limitations set forth in Section  2.24(a) or that one or more  conditions  specified in Article III are not then satisfied,  then,  subject to the terms and conditions  hereof,  the Issuing Bank shall,  on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d)      The Issuing Bank shall  examine all  documents  purporting  to represent a demand for payment  under a Letter of
         Credit  promptly  following  its  receipt  thereof.   The  Issuing  Bank  shall  notify  the  Borrower  and  the
         Administrative  Agent of such  demand  for  payment  and  whether  the  Issuing  Bank has made or will make a LC
         Disbursement  thereunder;  provided,  that any failure to give or delay in giving such notice  shall not relieve the  Borrower  of its  obligation  to  reimburse  the  Issuing  Bank and the  Lenders  with  respect  to such LC
         Disbursement.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing,  without presentment,  demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the  Administrative  Agent prior to 11:00 a.m. on the Business Day immediately  prior to the date on which such drawing is honored that the
         Borrower  intends to  reimburse  the  Issuing  Bank for the amount of such  drawing in funds other than from the proceeds of Revolving Loans,  the Borrower shall be deemed to have timely given a Notice of Revolving  Borrowing to the  Administrative  Agent  requesting  the Lenders to make a Base Rate  Borrowing  on the date on which such drawing is honored in an exact  amount due to the  Issuing  Bank;  provided,  that for  purposes  solely of such
         Borrowing,  the  conditions  precedents  set  forth  in  Section  3.2  hereof  shall  not  be  applicable.   The
         Administrative  Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing  available to the Administrative  Agent for the account of the Issuing Bank in  accordance  with Section  2.8. The proceeds of such  Borrowing  shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e)      If for any reason a Base Rate Borrowing may not be (as determined in the sole  discretion of the  Administrative
         Agent),  or is not, made in accordance with the foregoing  provisions,  then each Lender (other than the Issuing
         Bank) shall be obligated to fund the participation  that such Lender purchased  pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC  Disbursement on and as of the date which such Base Rate Borrowing should have occurred.  Each Lender’s  obligation to fund its  participation  shall be absolute and unconditional and shall not be  affected by any  circumstance,  including  without  limitation  (i) any setoff,  counterclaim, recoupment,  defense or other right that such Lender or any other  Person may have  against the Issuing  Bank or any other  Person  for any  reason  whatsoever,  (ii) the  existence  of a Default or an Event of Default or the termination of the Aggregate  Revolving  Commitments,  (iii) any adverse  change in the condition  (financial or otherwise) of the Borrower or any of its Subsidiaries,  (iv) any breach of this Agreement by the Borrower or any other Lender,  (v) any amendment,  renewal or extension of any Letter of Credit or (vi) any other  circumstance, happening  or  event  whatsoever,  whether  or not  similar  to any of the  foregoing.  On the  date  that  such participation is required to be funded,  each Lender shall promptly  transfer,  in immediately  available funds, the amount of its participation to the Administrative  Agent for the account of the Issuing Bank.  Whenever,  at any time after the  Issuing  Bank has  received  from any such  Lender the funds for its  participation  in a LC
         Disbursement,  the Issuing  Bank (or the  Administrative  Agent on its behalf)  receives  any payment on account thereof,  the  Administrative  Agent or the Issuing Bank, as the case may be, will distribute to such Lender its
         Pro Rata Share of such payment;  provided, that if such payment is required to be returned for any reason to the
         Borrower or to a trustee,  receiver,  liquidator,  custodian or similar  official in any bankruptcy  proceeding, such  Lender  will  return to the  Administrative  Agent or the  Issuing  Bank any  portion  thereof  previously distributed by the Administrative Agent or the Issuing Bank to it.

(f)      To the extent that any Lender  shall fail to pay any amount  required to be paid  pursuant to  paragraph  (d) of this Section  2.24 on the due date  therefore,  such Lender shall pay interest to the Issuing Bank  (through the
         Administrative  Agent) on such  amount  from such due date to the date such  payment is made at a rate per annum equal to the Federal  Funds Rate;  provided,  that if such Lender shall fail to make such payment to the Issuing
         Bank within three (3) Business Days of such due date, then,  retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

(g)      If any Event of Default shall occur and be  continuing,  on the Business Day that the Borrower  receives  notice from the Administrative  Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph,  the  Borrower  shall  deposit  in an  account  with  the  Administrative  Agent,  in the name of the
         Administrative  Agent and for the benefit of the Lenders,  an amount in cash equal to the LC Exposure as of such date plus any  accrued  and  unpaid  interest  thereon;  provided,  that the  obligation  to  deposit  such cash collateral  shall become  effective  immediately,  and such deposit  shall become  immediately  due and payable, without  demand or notice of any kind,  upon the occurrence of any Event of Default with respect to the Borrower described  in clause  (g) or (h) of Section  8.1.  Such  deposit  shall be held by the  Administrative  Agent as collateral  for the payment and  performance  of the  obligations  of the  Borrower  under this  Agreement.  The
         Administrative  Agent shall have exclusive  dominion and control,  including the exclusive  right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits,  which  investments shall be made at the option and sole  discretion of the  Administrative  Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest and profits,  if any, on such  investments  shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC  Disbursements  for which it had not been reimbursed and to the extent so applied,  shall be held for the satisfaction  of the  reimbursement  obligations  of the  Borrower  for the LC  Exposure at such time or, if the maturity of the Loans has been  accelerated,  with the consent of the  Required  Lenders,  be applied to satisfy other  obligations  of the Borrower  under this  Agreement.  If the Borrower is required to provide an amount of cash collateral  hereunder as a result of the occurrence of an Event of Default,  such amount (to the extent not so applied as  aforesaid)  shall be returned to the  Borrower  within  three  Business  Days after all Events of
         Default have been cured or waived.

(h)      Promptly  following the end of each fiscal quarter,  the Issuing Bank shall deliver (through the  Administrative
         Agent) to each Lender and the Borrower a report  describing the aggregate  Letters of Credit  outstanding at the end of such fiscal quarter.  Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other  information  reasonably  requested  by such Lender with  respect to each Letter of Credit then outstanding.

(i)      The  Borrower’s  obligation  to reimburse  LC  Disbursements  hereunder  shall be  absolute,  unconditional  and irrevocable  and  shall be  performed  strictly  in  accordance  with  the  terms of this  Agreement  under  all circumstances whatsoever and irrespective of any of the following circumstances:

(i)      Any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)     The existence of any claim,  set-off,  defense or other right which the Borrower or any  Subsidiary or Affiliate of the Borrower may have at any time against a  beneficiary  or any  transferee of any Letter of Credit
                  (or any Persons or entities for whom any such  beneficiary  or  transferee  may be acting),  any Lender
                  (including  the Issuing Bank) or any other Person,  whether in  connection  with this  Agreement or the
                  Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)    Any draft or other document  presented  under a Letter of Credit proving to be forged,  fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)     Payment by the Issuing Bank under a Letter of Credit  against  presentation  of a draft or other document to the
                  Issuing Bank that does not comply with the terms of such Letter of Credit;

(v)      Any other event or circumstance whatsoever,  whether or not similar to any of the foregoing, that might, but for the  provisions  of this Section,  constitute a legal or equitable  discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(vi)     The existence of a Default or an Event of Default.

         Neither the  Administrative  Agent,  the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or  responsibility  by reason of or in connection  with the issuance or transfer of any
         Letter  of  Credit  or any  payment  or  failure  to make any  payment  thereunder  (irrespective  of any of the circumstances  referred  to above),  or any error,  omission,  interruption,  loss or delay in  transmission  or delivery of any draft,  notice or other  communication  under or relating to any Letter of Credit (including any document  required  to make a  drawing  thereunder),  any  error in  interpretation  of  technical  terms or any consequence arising from causes beyond the control of the Issuing Bank;  provided,  that the foregoing shall not be construed to excuse the Issuing Bank from  liability to the Borrower to the extent of any direct  damages (as opposed to  consequential  damages,  claims in respect of which are hereby  waived by the Borrower to the extent permitted by applicable  law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when  determining  whether  drafts or other  documents  presented  under a Letter of Credit comply with the terms  thereof.  The  parties  hereto  expressly  agree,  that in the  absence  of gross  negligence  or willful misconduct  on the part of the Issuing Bank (as finally  determined by a court of competent  jurisdiction),  the
         Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality  thereof,  the parties agree that, with respect to documents  presented that appear on their face to be in  substantial  compliance  with the terms of a Letter of Credit,  the Issuing  Bank may, in its sole  discretion,  either accept and make payment upon such  documents  without  responsibility  for further  investigation,  regardless of any notice or information  to the contrary,  or refuse to accept and make payment upon such  documents if such  documents  are not in strict  compliance  with the terms of such Letter of
         Credit.

(j)      Unless  otherwise  expressly  agreed by the Issuing Bank and the Borrower  when a Letter of Credit is issued and subject to applicable laws,  performance  under Letters of Credit by the Issuing Bank, its  correspondents,  and the beneficiaries  thereof will be governed by the rules of the  “International  Standby Practices 1998” (ISP98)
         (or such later  revision as may be published by the  Institute  of  International  Banking Law & Practice on any
         date any Letter of Credit may be issued) and to the extent not  inconsistent  therewith,  the  governing  law of this Agreement set forth in Section 10.5.

ARTICLE III

                                                                                            CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1       Conditions To  Effectiveness.  The obligations of the Lenders  (including the Swingline Lender) to make
Loans and the obligation of the Issuing Bank to issue any Letter of Credit  hereunder  shall not become  effective  until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

(a)      The  Administrative  Agent  shall have  received  all fees and other  amounts due and payable on or prior to the
         Closing Date,  including  reimbursement or payment of all  out-of-pocket  expenses  (including  reasonable fees, charges and  disbursements  of counsel to the  Administrative  Agent)  required to be  reimbursed or paid by the
         Borrower  hereunder,  under any other Loan Document and under any  agreement  with the  Administrative  Agent or
         SunTrust Capital Markets, Inc., as Lead Arranger.

(b)      The Administrative Agent (or its counsel) shall have received the following:

(i)      a counterpart of this Agreement  signed by or on behalf of each party thereto or written  evidence  satisfactory to the  Administrative  Agent (which may include  telecopy  transmission of a signed  signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)     duly executed Notes payable to each Lender;

(iii)    a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement;

(iv)     the duly executed Security Agreements;

(v)      a certificate of the Secretary or Assistant  Secretary of each Loan Party,  attaching and  certifying  copies of its bylaws and of the resolutions of its boards of directors,  authorizing the execution,  delivery and performance  of the Loan  Documents  to which it is a party and  certifying  the  name,  title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(vi)     certified copies of the articles of incorporation or other charter  documents of each Loan Party,  together with certificates  of good  standing or  existence,  as may be available  from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other  jurisdiction  where failure to qualify to do business as a foreign corporation could reasonably be expected to have a Material Adverse Effect;

(vii)    a favorable  written opinion of Scudder Law Firm, P.C.,  L.L.O.,  counsel to the Loan Parties,  addressed to the
                  Administrative  Agent and each of the Lenders,  and covering such matters relating to the Loan Parties, the Loan  Documents  and the  transactions  contemplated  therein  as the  Administrative  Agent or the
                  Required Lenders shall reasonably request;

(viii)   a  certificate,  dated the Closing Date and signed by a  Responsible  Officer,  confirming  compliance  with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2;

(ix)     a payoff letter, in form and substance  satisfactory to the Administrative Agent, executed by the administrative agent on behalf of the lenders under the Fleet Credit  Agreement,  setting forth the amount required to pay in full all  outstanding  obligations  under the Fleet Credit  Agreement and undertaking to release all Rolling Stock securing the Fleet Credit Agreement upon receipt of payment in full;

(x)      a payoff letter, in form and substance  satisfactory to the  Administrative  Agent,  executed by Daimler Crysler
                  Services  North America LLC,  setting forth the amount  required to pay in full all  obligations of the
                  Borrower  and its  Subsidiaries  to such  entity and  undertaking  to release its lien upon the Rolling
                  Stock  scheduled  in  the  Security  Agreement   executed  by  U.S.  Express  Leasing,   Inc.  and  the
                  Administrative Agent, dated as of the date hereof.

(xi)     duly executed Notices of Borrowing, if applicable;

(xii)    a duly executed funds disbursement agreement.

Section 3.2       Each Credit  Event.  The  obligation of each Lender to make a Loan on the occasion of any Borrowing and of the  Issuing  Bank to issue,  amend,  renew or extend  any  Letter of Credit is  subject  to the  satisfaction  of the following conditions:

(a)      at the time of and  immediately  after giving effect to such  Borrowing or the issuance,  amendment,  renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist; and

(b)      all  representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance,  amendment,  extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

(c)      since the date of the most recent financial statements of the Borrower described in Section 5.1(a),  there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

(d)      the Administrative  Agent shall have received such other documents,  or information as the Administrative  Agent or the  Required  Lenders  may  reasonably  request,  which  are  necessary  or which are  required  by the Loan
         Documents,  all in form and  substance  reasonably  satisfactory  to the  Administrative  Agent or the  Required
         Lenders.

         Each  Borrowing and each  issuance,  amendment,  extension or renewal of any Letter of Credit shall be deemed to constitute a  representation  and warranty by the Borrower on the date thereof as to the matters  specified in paragraphs
(a), (b) and (c) of this Section 3.2.

Section 3.3       Delivery of Documents. All of the Loan Documents,  certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise  specified,  shall be delivered to the Administrative  Agent for the  account of each of the Lenders  and,  except for the Notes,  in  sufficient  counterparts  or copies for each of the
Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV

                                                                                                       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1       Existence;  Power. The Borrower and each of its  Subsidiaries  (i) is duly organized,  validly existing and in  good  standing  as a  corporation  or  limited  liability  company  under  the  laws of the  jurisdiction  of its organization,  (ii) has all requisite  power and authority to carry on its business as now  conducted,  and (iii) is duly qualified to do business,  and is in good standing,  in each jurisdiction  where such  qualification is required,  except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2       Organizational Power; Authorization.  The execution, delivery and performance by each Loan Party of the
Loan Documents to which it is a party are within such Loan Party’s  organizational  powers and have been duly  authorized by all necessary  organizational  action.  This  Agreement  has been duly  executed and  delivered by the  Borrower,  and constitutes,  and each other Loan  Document to which any Loan Party is a party,  when executed and delivered by such Loan
Party,  will  constitute,  valid  and  binding  obligations  of the  Borrower  or such  Loan  Party (as the case may be), enforceable  against it in accordance with their  respective  terms,  except as may be limited by applicable  bankruptcy, insolvency,  reorganization,  moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3       Governmental Approvals; No Conflicts.  The execution,  delivery and performance by the Borrower of this
Agreement,  and by each Loan Party of the other Loan  Documents  to which it is a party (a) do not require any consent or approval  of,  registration  or filing  with,  or any action by, any  Governmental  Authority,  except those as have been obtained  or made and are in full  force and  effect or where the  failure to do so,  individually  or in the  aggregate, could not  reasonably  be  expected  to have a Material  Adverse  Effect,  (b) will not  violate  any  applicable  law or regulation or the charter,  by-laws or other  organizational  documents of the Borrower or any of its Subsidiaries or any order of any  Governmental  Authority,  (c) will not  violate  or  result  in a default  under  any  indenture,  material agreement or other material  instrument  binding on the Borrower or any of its  Subsidiaries or any of its assets or give rise to a right  thereunder  to require any  payment to be made by the  Borrower  or any of its  Subsidiaries  where such violation  could  reasonably be expected to have a Material  Adverse  Effect,  and (d) will not result in the creation or imposition  of any Lien on any asset of the Borrower or any of its  Subsidiaries,  except  Permitted  Liens and Liens (if any) created under the Loan Documents.

Section 4.4       Financial  Statements.  The Borrower has furnished to each Lender (i) the audited  consolidated balance sheet of the Borrower and its  Subsidiaries  as of December 31, 2003 and the related  consolidated  statements of income, shareholders’  equity and cash  flows for the  fiscal  year then ended  prepared  by Ernst and  Young,  LLP and  (ii) the unaudited  consolidated  balance  sheet of the Borrower  and its  Subsidiaries  as at the end of June 30,  2004,  and the
related unaudited  consolidated  statements of income and cash flows for the fiscal quarter and year-to-date  period then ending,  certified by a  Responsible  Officer.  Such  financial  statements  fairly  present the  consolidated  financial condition of the Borrower and its  Subsidiaries  as of such dates and the  consolidated  results of  operations  for such periods  in  conformity  with GAAP  consistently  applied,  subject  to year end audit  adjustments  and the  absence  of footnotes in the case of the statements  referred to in clause (ii).  Since December 31, 2003, there have been no changes with respect to the Borrower and its Subsidiaries  which have had or could  reasonably be expected to have,  singly or in the aggregate, a Material Adverse Effect.

Section 4.5       Litigation and Environmental Matters.

(a)      No litigation,  investigation or proceeding of or before any arbitrators or Governmental  Authorities is pending against or, to the  knowledge  of the  Borrower,  threatened  against or  affecting  the  Borrower or any of its
         Subsidiaries  (i) as to  which  there  is a  reasonable  possibility  of an  adverse  determination  that  could reasonably be expected to have,  either  individually  or in the  aggregate,  a Material  Adverse Effect or (ii)
         which in any manner  draws into  question  the validity or  enforceability  of this  Agreement or any other Loan
         Document.

(b)      Neither the  Borrower  nor any of its  Subsidiaries  (i) has failed to comply with any  Environmental  Law or to obtain,  maintain or comply with any permit,  license or other approval  required under any  Environmental  Law,
         (ii) has become subject to any Environmental  Liability,  (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental  Liability,  which either singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

Section 4.6       Compliance  with Laws and  Agreements.  The Borrower and each  Subsidiary is in compliance with (a) all applicable laws,  rules,  regulations and orders of any  Governmental  Authority,  and (b) all indentures,  agreements or other  instruments  binding upon it or its properties,  except where  non-compliance,  either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7       Investment  Company Act, Etc.  Neither the Borrower nor any of its  Subsidiaries  is (a) an “investment company”,  as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended,  (b) a “holding company” as defined in, or subject to regulation  under,  the Public Utility  Holding  Company Act of 1935, as amended or
(c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8       Taxes.  The Borrower and its  Subsidiaries  have timely filed or caused to be filed all Federal  income tax returns and all other  material tax returns  that are required to be filed by them,  and have paid all taxes shown to be due and payable on such returns or on any  assessments  made  against it or its property and all other taxes,  fees or other charges imposed on it or any of its property by any  Governmental  Authority,  except (i) to the extent the failure to do so would not have a Material  Adverse Effect or (ii) where the same are currently  being contested in good faith by appropriate  proceedings  and for which the Borrower or such  Subsidiary,  as the case may be, has set aside on its books adequate reserves.

Section 4.9       Margin  Regulations.  None of the  proceeds  of any of the Loans or Letters of Credit  will be used for
“purchasing”  or “carrying” any “margin stock” with the respective  meanings of each of such terms under  Regulation U as now and from time to time hereafter in effect or for any purpose that violates the  provisions of the  applicable  Margin
Regulations.

Section 4.10      ERISA.  No ERISA Event has occurred or is reasonably  expected to occur that,  when taken together with all other such ERISA Events for which liability is reasonably  expected to occur,  could reasonably be expected to result in a Material  Adverse Effect.  The present value of all accumulated  benefit  obligations  under each Plan (based on the assumptions  used for purposes of Statement  of  Financial  Standards  No. 87) did not, as of the date of the most recent financial statements reflecting such amounts,  exceed by more than $500,000,  the fair market value of the assets of such
Plan, and the present value of all accumulated  benefit  obligations of all  underfunded  Plans (based on the assumptions used for  purposes of  Statement  of  Financial  Standards  No. 87) did not, as of the date of the most recent  financial statements  reflecting  such  amounts,  exceed by more than  $500,000  the fair  market  value of the  assets of all such underfunded Plans.

Section 4.11      Ownership of Property.

(a)      Each of the Borrower and its  Subsidiaries  has good title to, or valid leasehold  interests in, all of its real and personal property material to the operation of its business.

(b)      Each of the  Borrower  and its  Subsidiaries  owns,  or is licensed,  or  otherwise  has the right,  to use, all patents,  trademarks,  service marks,  tradenames,  copyrights and other  intellectual  property material to its business,  and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other
         Person,  except for any such  infringements  that,  individually  or in the  aggregate,  could not reasonably be expected to result in a Material Adverse Effect.

Section 4.12      Disclosure.  As of the Closing  Date,  the  Borrower  has  disclosed  to the  Lenders  all  agreements, instruments,  and corporate or other  restrictions to which the Borrower or any of its  Subsidiaries is subject,  and all other matters known to any of them, that,  individually or in the aggregate,  could reasonably be expected to result in a
Material Adverse Effect.  Neither the Information  Memorandum nor any of the reports  (including  without  limitation all reports  that the  Borrower is required to file with the  Securities  and  Exchange  Commission),  financial  statements, certificates or other  information  furnished by or on behalf of the Borrower to the  Administrative  Agent or any Lender
in connection  with the  negotiation or syndication of this Agreement or any other Loan Document  delivered  hereunder or thereunder (as modified or  supplemented  by any other  information so furnished)  contains any material  misstatement of fact or omits to state any material fact  necessary to make the  statements  therein,  taken as a whole,  in light of the circumstances under which they were made, not misleading.

Section 4.13      Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries,  or, to the Borrower’s  knowledge,  threatened against or affecting the Borrower or any of its  Subsidiaries,  and no significant  unfair labor  practice,  charges or grievances are pending  against the
Borrower  or any of its  Subsidiaries,  or to the  Borrower’s  knowledge,  threatened  against  any of  them  before  any
Governmental  Authority,  which  individually  or in the aggregate  could  reasonably be expected to result in a Material
Adverse  Effect.  All  payments  due from the  Borrower  or any of its  Subsidiaries  pursuant to the  provisions  of any collective  bargaining  agreement  have been paid or  accrued as a  liability  on the books of the  Borrower  or any such
Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14      Subsidiaries.  Schedule  4.14 sets forth the name of, the  ownership  interest of the  Borrower in, the jurisdiction  of  organization  of, and the type of, each  Subsidiary and identifies each Subsidiary that is a Subsidiary
Loan Party, in each case as of the Closing Date.

ARTICLE V

                                                                                                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Lender has a Commitment  hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 5.1       Financial  Statements and Other Information.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)      as soon as available  and in any event  within 90 days after the end of each fiscal year of Borrower,  a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries,  containing a consolidated balance  sheet  of the  Borrower  and its  Subsidiaries  as of the  end of  such  fiscal  year  and the  related consolidated statements of income,  stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its  Subsidiaries  for such fiscal year,  setting  forth in each case in  comparative  form the figures for the previous fiscal year, all in reasonable  detail and reported on by Ernst and Young, LLP or other
         independent  public  accountants  of  nationally   recognized  standing  (without  a  “going  concern”  or  like qualification,  exception or explanation and without any  qualification  or exception as to scope of such audit)
         to the effect that such financial  statements  present fairly in all material  respects the financial  condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated  basis in accordance  with GAAP and that the  examination  by such  accountants  in connection  with such  consolidated financial  statements has been made in accordance with generally accepted auditing  standards  (provided that to the extent  the  Borrower's  Form 10-K  filed  with the  Securities  Exchange  Commission,  or any  Governmental
         Authority  succeeding to any or all functions of said Commission,  within such 90 day period contains all of the foregoing information,  and is made available to the public,  Borrower's obligations under this clause (a) shall be deemed satisfied);

(b)      as soon as available  and in any event  within 45 days after the end of each of the first three fiscal  quarters of each  fiscal  year  of the  Borrower,  an  unaudited  consolidated  balance  sheet  of the  Borrower  and its
         Subsidiaries as of the end of such fiscal quarter and the related  unaudited  consolidated  statements of income and cash flows of the  Borrower and its  Subsidiaries  for such fiscal  quarter and the then elapsed  portion of such fiscal year,  setting forth in each case in comparative form the figures for the corresponding  quarter and the  corresponding  portion of Borrower’s  previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material  respects the financial  condition and results of operations of the Borrower and its  Subsidiaries  on a consolidated  basis in accordance  with GAAP,  subject to normal year-end audit adjustments and the absence of footnotes  (provided that to the extent the Borrower's Form
         10-Q filed with the Securities  Exchange  Commission,  or any  Governmental  Authority  succeeding to any or all functions of said Commission,  within such 45 day period contains all of the foregoing information,  and is made available to the public, Borrower's obligations under this clause (b) shall be deemed satisfied);

(c)      concurrently  with the  delivery  of the  financial  statements  referred  to in clauses  (a) and (b)  above,  a certificate of a Responsible  Officer,  (i) certifying  as to whether there exists a Default or Event of Default on the date of such  certificate,  and if a Default or an Event of Default then exists,  specifying  the details thereof and the action which the Borrower has taken or proposes to take with respect  thereto,  and (ii) setting forth (substantially in the form of Exhibit 5.1(c)) in reasonable detail calculations  demonstrating  compliance with Article VI;

(d)      as soon as  available,  and in any event  within 15 days after the end of each  calendar  month,  a  certificate
         (substantially  in the form of Exhibit 5.1(d)) of a Responsible  Officer setting forth compliance with the Asset
         Coverage Ratio as set forth in Section 6.2;

(e)      concurrently  with the delivery of the financial  statements  referred to in clause (a)  above, a certificate of the  accounting  firm that reported on such  financial  statements  stating  whether they obtained any knowledge during the course of their  examination of such  financial  statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f)      upon the request of Administrative Agent or a Lender, promptly after the same become publicly available,  copies of all periodic and other reports,  proxy statements filed with the Securities and Exchange  Commission,  or any
         Governmental  Authority  succeeding to any or all functions of said Commission,  or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g)      concurrently  with the delivery of the financial  statements  referred to in subsection  (a) above,  a pro forma budget for such fiscal year of Borrower and its Subsidiaries,  containing an income statement, balance sheet and statement of cash flows; and

(h)      promptly following any request therefore,  such other information regarding the results of operations,  business affairs and financial condition of the Borrower or any Subsidiary as the Administrative  Agent or any Lender may
         reasonably request.

Section 5.2       Notices of Material  Events.  The  Borrower  will furnish to the  Administrative  Agent and each Lender prompt written notice of the following:

(a)      the occurrence of any Default or Event of Default;

(b)      the filing or  commencement  of any action,  suit or  proceeding  by or before any  arbitrator  or  Governmental
         Authority  against or, to the knowledge of the  Borrower,  affecting the Borrower or any  Subsidiary  which,  if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)      the occurrence of any event or any other  development by which the Borrower or any of its Subsidiaries (i) fails to comply  with any  Environmental  Law or to  obtain,  maintain  or comply  with any  permit,  license or other approval  required under any  Environmental  Law, (ii) becomes  subject to any  Environmental  Liability,  (iii)
         receives  notice of any claim with respect to any  Environmental  Liability,  or (iv) becomes aware of any basis for any Environmental  Liability and in each of the preceding  clauses,  which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)      the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred,  could reasonably  be expected to result in  liability  of the Borrower  and its  Subsidiaries  in an aggregate  amount exceeding $1,000,000; and

(e)      any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice  delivered under this Section shall be accompanied by a written  statement of a Responsible  Officer setting  forth the  details of the event or  development  requiring  such  notice and any action  taken or proposed to be taken with respect thereto.

Section 5.3       Existence;  Conduct of Business.  The Borrower will, and will cause each of its  Subsidiaries to, do or cause to be done all things  necessary to preserve,  renew and maintain in full force and effect its legal  existence and its respective  rights,  licenses,  permits,  privileges,  franchises,  patents,  copyrights,  trademarks and trade names material to the conduct of its business and will continue to engage in the same  business as presently  conducted or such other businesses that are reasonably related thereto;  provided,  that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

Section 5.4       Compliance with Laws, Etc. The Borrower will, and will cause each of its  Subsidiaries  to, comply with all laws, rules,  regulations and requirements of any Governmental  Authority applicable to its properties,  except where the failure to do so, either  individually or in the aggregate,  could not reasonably be expected to result in a Material
Adverse Effect.

Section 5.5       Payment  of  Obligations.  The  Borrower  will,  and will cause  each of its  Subsidiaries  to, pay and discharge  at or  before  maturity,  all of its  obligations  and  liabilities  (including  without  limitation  all  tax liabilities  and claims that could result in a statutory  Lien) before the same shall  become  delinquent  or in default, except where (a) the validity or amount  thereof is being  contested in good faith by  appropriate  proceedings,  (b) the
Borrower or such  Subsidiary has set aside on its books adequate  reserves with respect  thereto in accordance  with GAAP and (c) the  failure to make  payment  pending  such  contest  could not  reasonably  be expected to result in a Material
Adverse Effect.

Section 5.6       Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full,  true and correct  entries shall be made of all dealings and  transactions  in relation to its business and activities to the extent  necessary to prepare the consolidated  financial  statements of Borrower in conformity with GAAP.

Section 5.7       Visitation,  Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative  Agent or any Lender, to visit and inspect its properties,  to examine its books and records and to make copies and take  extracts  therefrom,  and to discuss its affairs,  finances and accounts with any of its officers and with its independent  certified  public  accountants,  all at such reasonable  times and as often as the
Administrative  Agent or any Lender may  reasonably  request after  reasonable  prior notice to the  Borrower;  provided, however,  that the  Administrative  Agent and each Lender shall be bound by the  provisions of Section 10.11 with respect to any information obtained pursuant to this Section.

Section 5.8       Maintenance of Properties;  Insurance.  The Borrower will, and will cause each of its  Subsidiaries to,
(a) keep and  maintain  all  property  material  to the  conduct of its  business in good  working  order and  condition, ordinary wear and tear excepted where the failure to do so, either  individually  or it the aggregate,  could  reasonably be expected to result in a Material  Adverse  Effect and (b) maintain  with  financially  sound and  reputable  insurance companies,  insurance with respect to its properties and business,  and the properties and business of its  Subsidiaries, against  loss or  damage of the  kinds  customarily  insured  against  by  companies  in the same or  similar  businesses operating in the same or similar locations.

Section 5.9       Use of  Proceeds  and Letters of Credit.  The  Borrower  will use the  proceeds of all Loans to finance working capital needs,  refinance existing  Indebtedness and for other general corporate purposes of the Borrower and its
Subsidiaries.  No part of the proceeds of any Loan will be used,  whether  directly or  indirectly,  for any purpose that would violate any rule or regulation of the Board of Governors of the Federal  Reserve System,  including  Regulations T,
U or X. All Letters of Credit will be used for general corporate purposes.

Section 5.10      Additional  Subsidiaries.  If any  additional  Subsidiary  is acquired or formed after the Closing Date
(other than an SPE  Subsidiary),  the Borrower will,  within thirty (30) business days after such  Subsidiary is acquired or  formed,  notify  the  Administrative  Agent and the  Lenders  thereof  and will  cause  such  Subsidiary  to become a
Subsidiary  Loan Party by executing  agreements  in the form of Annex I to Exhibit D and Annex I to Exhibit E in form and substance  satisfactory  to the  Administrative  Agent  and the  Required  Lenders,  and the  Borrower  will  cause  such
Subsidiary to deliver  simultaneously  therewith similar documents  applicable to such Subsidiary required under Section
3.1 as reasonably  requested by the  Administrative  Agent.  In addition,  the Subsidiary  (other than a SPE  Subsidiary)
acquired or formed after the Closing Date (or an Affiliate  that becomes a Subsidiary  after the Closing Date) shall also execute  and  deliver to the  Administrative  Agent a Security  Agreement  (substantially  in form and  substance  to the existing Security Agreements  delivered on the Closing Date) granting (to the extent practicable,  taking into account an acquired  Subsidiary  with Liens  existing  on such  Subsidiary’s  assets  prior to such  acquisition)  a first  priority security  interest in Collateral of such Subsidiary  (whether then existing or thereafter  acquired by the Subsidiary) as such term is defined and described in the existing  Security  Agreements,  together with all other documents,  reasonably required to grant and perfect such security interest, subject to any Liens permitted under Section 7.2.

ARTICLE VI

                                                                                                             FINANCIAL COVENANTS

         The Borrower  covenants and agrees that so long as any Lender has a Commitment  hereunder or the principal of or interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 6.1       Lease Adjusted Leverage Ratio. The Borrower will have a Lease Adjusted Leverage Ratio,  calculated on a trailing four quarter basis, of not greater than the following during such indicated measurement periods:

                    Measurement Period                                                Ratio
------------------------------------------------------------ ---------------------------------------------------------
From the Closing Date through March 31, 2005                                       3.25 to 1.00
------------------------------------------------------------ ---------------------------------------------------------
From April 1, 2005 and thereafter                                                  3.00 to 1.00
------------------------------------------------------------ ---------------------------------------------------------

Section 6.2       Asset Coverage Ratio.  The Borrower will maintain at all times an Asset Coverage Ratio of not less than
1.11 to 1.00.

Section 6.3       Fixed Charge Coverage Ratio.  The Borrower will have a Fixed Charge Coverage Ratio of not less than the following during such indicated measurement periods:

------------------------------------------------------------ ---------------------------------------------------------
                    Measurement Period                                                Ratio
------------------------------------------------------------ ---------------------------------------------------------
From the Closing Date through September 30, 2005                                   1.10 to 1.00
------------------------------------------------------------ ---------------------------------------------------------
From October 1, 2005 through September 30, 2006                                    1.15 to 1.00
------------------------------------------------------------ ---------------------------------------------------------
From October 1, 2006 and thereafter                                                1.25 to 1.00
------------------------------------------------------------ ---------------------------------------------------------

Section 6.4       Consolidated  Tangible Net Worth. The Borrower will not permit its  Consolidated  Tangible Net Worth at any time to be less than  $88,000,000,  plus 50% of  Consolidated  Net  Income on a  cumulative  basis for all  preceding fiscal  quarters of the  Borrower,  commencing  with the fiscal  quarter  ending  September 30, 2004;  provided,  that if
Consolidated  Net Income is negative in any fiscal  quarter the amount  added for such fiscal  quarter  shall be zero and such  negative  Consolidated  Net Income shall not reduce the amount of  Consolidated  Net Income added from any previous fiscal quarter.  The amount of  Consolidated  Tangible Net Worth set forth above shall be increased by 100% of the amount by which the  Borrower’s  “total  stockholders’  equity” is  increased  as a result of any public or private  offering of common stock of the Borrower  after the Closing  Date.  Promptly upon the  consummation  of such  offering,  the Borrower shall notify the Administrative Agent in writing of the amount of such increase in “total stockholders’ equity”.

ARTICLE VII

                                                                                                            NEGATIVE COVENANTS

         The Borrower  covenants and agrees that so long as any Lender has a Commitment  hereunder or the principal of or interest on any Loan remains  unpaid or any fee or any LC  Disbursement  remains  unpaid or any Letter of Credit  remains outstanding:

Section 7.1       Indebtedness.  The Borrower will not, and will not permit any of its  Subsidiaries  to, create,  incur, assume or suffer to exist any  Indebtedness,  except (provided that the incurrence of such  Indebtedness does not violate the financial covenants of Article VI):

(a)      Indebtedness created pursuant to the Loan Documents;

(b)      Indebtedness existing on the date hereof and set forth on Schedule 7.1;

(c)      Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition,  construction or improvement of any  fixed or  capital  assets  (including  real  property),  including  Capital  Lease  Obligations  and any
         Indebtedness  assumed in connection  with the  acquisition of any such assets,  if secured by a Lien on any such assets prior to the  acquisition  thereof;  provided,  that such  Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements;

(d)      Indebtedness  of the Borrower owing to any  Subsidiary and of any Subsidiary  owing to the Borrower or any other
         Subsidiary;  provided,  that any such  Indebtedness  that is owed to a Subsidiary  that is not a Subsidiary Loan
         Party shall be subject to Section 7.4;

(e)      Guarantees by the Borrower of  Indebtedness  of any  Subsidiary  and by any  Subsidiary of  Indebtedness  of the
         Borrower or any other Subsidiary;  provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary
         that is not a Subsidiary Loan Party shall be subject to Section 7.4;

(f)      Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement;  provided, that (i) such
         Indebtedness  exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in  connection  with  such  Person  becoming  a  Subsidiary  and (ii) the  aggregate  principal  amount  of such
         Indebtedness permitted hereunder shall not exceed $5,000,000 outstanding at any time;

(g)      Indebtedness in respect of a mortgage financing or sale-leaseback  transaction with respect to real property and fixtures owned by the Borrower or any of its Subsidiaries as of the Closing Date;

(h)      Indebtedness  in  respect  of  guarantees  provided  by the  Borrower  or any of its  Subsidiaries  relating  to
         Borrower’s or any Subsidiary’s  owner-operator tractor financing program;  provided that the aggregate principal amount of Indebtedness permitted under this subsection (h) shall not exceed $10,000,000 at any one time;

(i)      Indebtedness with respect to (i)  sale-leaseback  transactions of Rolling Stock or (ii) Indebtedness  consisting of loans for borrowed  money which are secured by Rolling  Stock,  and which are not subject to a purchase money security interest,  provided that the principal amount of Indebtedness  incurred under this subsection (i) shall not  exceed  $20,000,000  in any  fiscal  year of the  Borrower.  If the  Rolling  Stock  described  under  this subsection was previously  subject to a Lien securing the  Obligations,  the net proceeds from such sale or loan shall be used to repay outstanding Revolving Loans at the end of the earliest applicable Interest Period;

(j)      Indebtedness  evidenced  by a  Securitization  Transaction,  pursuant to a Loan  Agreement  dated as of the date hereof,  among Xpress  Receivables,  LLC, as Borrower,  U.S.  Xpress,  Inc. and Xpress Global  Systems,  Inc. as
         Initial  Servicers,  Three Pillars Funding,  LLC, as Lender and SunTrust Capital Markets,  Inc. as Administrator
         and any amendments thereto or restatements thereof.

(k)      Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10;

(l)      other unsecured  Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;
         and

(m)      Indebtedness  extending  the  maturity  of,  or  renewing,  refunding  or  refinancing,  in  whole  or in  part,
         Indebtedness incurred under clauses (a) through (l), inclusive,  of this Section 7.1, provided that the terms of any such extension renewal,  refunding or refinancing of Indebtedness do not increase the outstanding  principal amount thereof  (immediately  prior to such extension,  renewal or replacement) or shorten the weighted  average life thereof.  For purposes of the  interpretation  of this subsection  (m), a refinancing of Indebtedness  will include,  but shall not be limited  to the  prepayment  of  existing  Indebtedness  with  Borrowings  under this
         Agreement, if a subsequent permanent refinancing is thereafter closed within 90 days of the original prepayment.

Section 7.2       Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create,  incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

(a)      Liens  created  in favor of the  Administrative  Agent  for the  benefit  of the  Lenders  pursuant  to the Loan
         Documents;

(b)      Permitted Encumbrances;

(c)      any Liens on any  property or asset of the Borrower or any  Subsidiary  existing on the Closing Date (except for
         Liens  securing the Fleet Credit  Agreement  which shall be released  pursuant to the payoff letter  referred in
         Section  3.1(b)(ix)  following the Closing Date) set forth on Schedule 7.2;  provided,  that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

(d)      purchase  money Liens upon or in any fixed or capital  assets  (including  real property_ to secure the purchase price or the cost of  construction  or  improvement  of such fixed or capital  assets or to secure  Indebtedness incurred  solely for the purpose of financing the  acquisition,  construction  or  improvement  of such fixed or capital assets (including Liens securing any Capital Lease  Obligations);  provided,  that (i) such Lien secures
         Indebtedness  permitted by Section 7.1(c),  (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition,  improvement or completion of the construction  thereof;  (iii) such Lien does not extend to any  other  asset;  and  (iv)  the  Indebtedness  secured  thereby  does not  exceed  the cost of  acquiring, constructing or improving such fixed or capital assets;

(e)      any Lien (i) existing on any asset of any Person at the time such Person  becomes a Subsidiary  of the Borrower,
         (ii)  existing  on any asset of any Person at the time such  Person is merged  with or into the  Borrower or any
         Subsidiary of the Borrower or (iii)  existing on any asset prior to the  acquisition  thereof by the Borrower or any Subsidiary of the Borrower;  provided, that any such Lien was not created in the contemplation of any of the foregoing  and any such Lien  secures  only those  obligations  which it  secures  on the date that such  Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

(f)      Liens arising in connection with Capital Lease Obligations permitted under this Agreement;

(g)      Liens on  Receivables  and  proceeds  thereof  arising in  connection  with the transfer  thereof  pursuant to a
         Securitization Transaction;

(h)      Liens in connection with Indebtedness allowable under Sections 7.1 (c), (g), (i) and (m); and

(i)      extensions,  renewals,  or  replacements  of any Lien referred to in paragraphs (a) through (h) of this Section;
         provided,  that the  principal  amount of the  Indebtedness  secured  thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 7.3       Fundamental Changes.

(a)      The Borrower will not, and will not permit any Subsidiary  to, merge into or consolidate  into any other Person, or permit any other Person to merge into or consolidate with it, or sell,  lease,  transfer or otherwise dispose of (in a single  transaction or a series of transactions)  all or substantially all of its assets (in each case, whether now owned or hereafter  acquired) or all or  substantially  all of the stock of any of its  Subsidiaries
         (in each case, whether now owned or hereafter acquired) or liquidate or dissolve;  provided, that if at the time thereof and immediately  after giving effect thereto,  no Default or Event of Default shall have occurred and be continuing  (i) the Borrower or any  Subsidiary  may merge with a Person if the Borrower (or such  Subsidiary if the Borrower is not a party to such merger) is the surviving Person,  (ii) any Subsidiary may merge into another
         Subsidiary;  provided,  that if any party to such merger is a Subsidiary  Loan Party,  the Subsidiary Loan Party
         shall be the surviving  Person,  (iii) any Subsidiary may sell,  transfer,  lease or otherwise dispose of all or substantially  all of its assets to the Borrower or to a Subsidiary  Loan Party and (iv) any  Subsidiary  (other than a  Subsidiary  Loan Party) may  liquidate or dissolve if the  Borrower  determines  in good faith that such liquidation or dissolution  is in the best  interests of the Borrower and is not materially  disadvantageous  to the  Lenders;  provided,  that  any  such  merger  involving  a  Person  that is not a  wholly-owned  Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

(b)      The Borrower  will not, and will not permit any of its  Subsidiaries  to,  engage to any material  extent in any business  other than  businesses of the type conducted by the Borrower and its  Subsidiaries  on the date hereof and businesses reasonably related thereto.

Section 7.4       Investments,  Loans,  Etc.  The  Borrower  will not,  and will not permit any of its  Subsidiaries  to, purchase,  hold or acquire  (including  pursuant  to any merger with any Person  that was not a  wholly-owned  Subsidiary prior to such merger),  any common stock,  evidence of indebtedness or other securities  (including any option,  warrant, or other right to acquire any of the  foregoing)  of, make or permit to exist any loans or  advances  to,  Guarantee  any obligations  of, or make or permit  to exist any  investment  or any other  interest  in,  any other  Person  (all of the foregoing being collectively called  “Investments”),  or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

(a)      Investments  (other than  Permitted  Investments)  existing  on the date  hereof and set forth on  Schedule  7.4
         (including Investments in Subsidiaries);

(b)      Permitted Investments;

(c)      Guarantees constituting Indebtedness permitted by Section 7.1;

(d)      loans or advances to employees,  officers or directors of the Borrower or any Subsidiary in the ordinary  course of business for travel,  relocation,  entertainment and related expenses and to  owner-operators in the ordinary course of business, which in the aggregate do not exceed $2,000,000 at any time;

(e)      Investments  made by the  Borrower in or to any  Subsidiary  and by any  Subsidiary  to the Borrower or in or to
         another Subsidiary;  provided, that the aggregate amount of Investments by Loan Parties in or to, and Guarantees
         by Loan Parties of  Indebtedness  of any  Subsidiary  that is not a Subsidiary  Loan Party  (including  all such
         Investments and Guarantees existing on the Closing Date) shall not exceed $5,000,000 at any time outstanding;

(f)      Hedging Agreements permitted by Section 7.10;

(g)      Commencing  January 1, 2006,  Investments in or an Acquisition of any Person not to exceed $5,000,000 during any fiscal year of Borrower.  The Borrower shall provide the  Administrative  Agent with all relevant  documentation concerning an Investment or Acquisition  permitted by this  subsection at least 15 days prior to such Investment or Acquisition;

(h)      An Investment in Trucking  Company A consisting of an initial purchase of common stock with a purchase price not to exceed $7,000,000,  with the subsequent conveyance,  lease or transfer of operating assets (including Rolling
         Stock) to Trucking  Company A (subject to the  limitations  of Section 7.6),  pursuant to one or more  purchase, trade, lease, or independent contractor arrangements;

(i)      Investments consisting of the Subsidiary Guarantee Agreement and the Indemnity and Contribution Agreement;

(j)      Investments  consisting of promissory  notes received as proceeds of any asset sales permitted by Section 7.6 of this Agreement;

(k)      Investments  consisting of any  Guarantee  provided by the Borrower or any of its  Subsidiaries  relating to the
         Borrower's or any such Subsidiary's owner-operator tractor financing program;

(l)      Investments  by Borrower in the form of any  redemption or  repurchase of common stock of the Borrower  which is permitted under Section 7.5; and

(m)      Other Investments which in the aggregate do not exceed $4,000,000 in any fiscal year of the Borrower.

Section 7.5       Restricted  Payments.  The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make,  directly or indirectly,  any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase,  redemption,  retirement,  defeasance or other  acquisition of, any shares of common stock or Indebtedness  subordinated to the Obligations of the Borrower or any options,  warrants,  or other  rights to  purchase  such common  stock or such  Indebtedness,  whether  now or  hereafter outstanding  (each, a “Restricted  Payment”),  except for (i) dividends  payable by the Borrower  solely in shares of any class of its common stock and  (ii) Restricted  Payments made by any Subsidiary to the Borrower or to another  Subsidiary
Loan Party;  provided,  that (a) no Default or Event of Default has occurred and is  continuing at the time such dividend is paid or redemption  is made;  and (b) from the Closing Date,  the Borrower may make stock  redemptions  not to exceed:
(1)  $5,000,000;  plus (2) 25% of  Consolidated  Net Income for each fiscal  quarter  commencing  with the fourth  fiscal quarter of 2004 and with any loss  during a fiscal  quarter  reducing  the amount set forth in clause (2) during the term hereof.  Commencing  with the first fiscal quarter of 2006, the amount of allowable stock  redemptions  shall increase to
$10,000,000,  however in no event  shall the  aggregate  amount of all stock  redemptions  allowable  under this  Section exceed $10,000,000 during the term hereof.

Section 7.6       Sale of Assets.  The Borrower will not, and will not permit any of its Subsidiaries  to, convey,  sell, lease,  assign,  transfer  or  otherwise  dispose  of, any of its  assets,  business  or  property,  whether now owned or hereafter  acquired,  or, in the case of any Subsidiary,  issue or sell any shares of such  Subsidiary’s  common stock to any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower, except:

(a)      the sale or other  disposition  for fair market  value of obsolete or worn out  property or other  property  not necessary for operations disposed of in the ordinary course of business;

(b)      sales,  leases and  dispositions  of Rolling Stock in the ordinary  course of business,  so long as the proceeds from such sale or disposition,  net of commissions and other reasonable and customary  transaction  costs,  fees and expenses properly  attributable to such transaction and payable in connection  therewith to  non-Affiliates, are  applied  either  (i) to  prepay  the Loans  (with a  corresponding  permanent  reduction  in the  Revolving
         Commitments  if an Event of Default has occurred and in continuing at a time of such  prepayment) or (ii) to the purchase or lease of  replacement  trucks,  tractors and trailers for use in the ordinary  course of business or
         Borrower and its Subsidiaries;

(c)      the sale of inventory and Permitted Investments in the ordinary course of business;

(d)      the sale or lease to Trucking Company A of Rolling Stock not to exceed $12,000,000 in book value;

(e)      the sale or lease to Trucking  Company A of Rolling  Stock in excess of subsection  (d) of this Section,  not to exceed  $4,000,000 in book value.  Sales or leases of Rolling Stock made  pursuant to this  subsection  shall be deemed an Investment under Section 7.4(m).

(f)      the licensing of intellectual property, the effect of which does not have a Material Adverse Effect;

(g)      the sale and leaseback of the Borrower’s or Subsidiary's real property owned as of the Closing Date;

(h)      the sale or disposition of any aircraft presently owned by the Borrower or any Subsidiary;

(i)      the sale of shares in Transplace, Inc.; and

(j)      the sale or other  disposition of assets which do not constitute  Rolling Stock,  in an aggregate  amount not to exceed $5,000,000 in any fiscal year of the Borrower.

Section 7.7       Transactions  with  Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell,  lease or otherwise  transfer any  property or assets to, or purchase,  lease or otherwise  acquire any property or assets from,  or otherwise  engage in any other  transactions  with,  any of its  Affiliates,  except (a) in the ordinary course of business at prices and on terms and  conditions  not less  favorable  to the Borrower or such  Subsidiary  than could be obtained on an arm’s-length basis from unrelated third parties,  (b) transactions  between or among the Borrower and its Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

Section 7.8       Restrictive  Agreements.  The Borrower will not, and will not permit any  Subsidiary  (other than a SPE
Subsidiary) to, directly or indirectly,  enter into, incur or permit to exist any agreement that prohibits,  restricts or imposes any condition  upon (a) the ability of the Borrower or any  Subsidiary  to create,  incur or permit any Lien upon any of its assets or properties,  whether now owned or hereafter  acquired,  or (b) the ability of any Subsidiary  to pay dividends or other  distributions  with respect to its common  stock,  to make or repay loans or advances to the Borrower or any other  Subsidiary,  to Guarantee  Indebtedness  of the Borrower or any other  Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower;  provided,  that (i) the foregoing  shall not apply to restrictions or conditions  imposed by law or by this Agreement or any other Loan Document,  (ii) the  foregoing shall not apply to customary  restrictions and conditions  contained in agreements relating to the sale of a Subsidiary pending such  sale,  provided  such  restrictions  and  conditions  apply  only to the  Subsidiary  that is sold and such sale is permitted  hereunder,  (iii) clause (a) shall not apply to restrictions or conditions  imposed by any agreement  relating to secured  Indebtedness  permitted by this Agreement if such  restrictions  and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary  provisions in leases  restricting the assignment thereof.

Section 7.9       Sale and Leaseback  Transactions.  The Borrower  will not, and will not permit any of the  Subsidiaries to,  enter into any  arrangement,  directly  or  indirectly,  whereby it shall sell or  transfer  any  property,  real or personal,  used or useful in its business,  whether now owned or hereinafter acquired,  and thereafter rent or lease such property or other  property  that it intends to use for  substantially  the same purpose or purposes as the property sold or transferred, except for sale and leaseback transactions permitted under Sections 7.1(g) or (i) and Section 7.6(f).

Section 7.10      Hedging  Agreements.  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any  Hedging  Agreement,  other than  Hedging  Agreements  entered  into in the  ordinary  course of business to hedge or mitigate  risks to which the Borrower or any  Subsidiary  is exposed in the conduct of its business or the  management of its liabilities.  Solely for the avoidance of doubt, the Borrower  acknowledges that a Hedging Agreement entered into for speculative  purposes or of a speculative  nature (which shall be deemed to include any Hedging Agreement under which the
Borrower or any of the  Subsidiaries  is or may become obliged to make any payment (i) in connection with the purchase by any third  party of any common  stock or any  Indebtedness  or (ii) as a result of  changes  in the  market  value of any common stock or any  Indebtedness)  is not a Hedging  Agreement  entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11      Amendment to Material  Documents.  The Borrower will not permit any  Subsidiary  to,  amend,  modify or waive any of its rights in a manner materially  adverse to the Lenders under its certificate of incorporation,  bylaws or other organizational documents.

Section 7.12      Accounting Changes.  The Borrower will not, and will not permit any Subsidiary to, make any significant change in  accounting  treatment or  reporting  practices,  except as required by GAAP,  or change the fiscal year of the
Borrower or of any  Subsidiary,  except to change the fiscal year of a  Subsidiary  to conform its fiscal year to that of the Borrower.

Section 7.13      Government  Regulation.  Borrower  shall  not  (a) be or  become  subject  at  any  time  to  any  law, regulation, or list of any Government Authority of the United States (including,  without limitation,  the U.S. Office of
Foreign Asset  Control  list) that  prohibits or limits  Lenders or the  Administrative  Agent from making any advance or extension of credit to Borrower or from otherwise  conducting business with Borrower,  or (b) fail to provide documentary and other  evidence of  Borrower's  identity as may be  requested by Lenders or the  Administrative  Agent at any time to enable  Lenders or the  Administrative  Agent to verify  Borrower's  identity  or to comply  with any  applicable  law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE VIII

                                                                                                            EVENTS OF DEFAULT

Section 8.1       Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)      the Borrower  shall fail to pay any principal of any Loan or of any  reimbursement  obligation in respect of any
         LC Disbursement when and as the same shall become due and payable,  whether at the due date thereof or at a date fixed for  prepayment  or  otherwise,  and such  failure  shall  continue  unremedied  for a period of three (3)
         Business Days; or

(b)      the Borrower  shall fail to pay any  interest on any Loan or any fee or any other  amount  (other than an amount payable under clause (a) of this Article)  payable under this Agreement or any other Loan Document,  when and as the same shall become due and payable,  and such failure  shall  continue  unremedied  for a period of three (3)
         Business Days; or

(c)      any  representation  or warranty made by or on behalf of the Borrower or any Subsidiary in or in connection with this  Agreement or any other Loan Document  (including  the Schedules  attached  thereto) and any  amendments or modifications hereof or waivers hereunder, or in any certificate,  report, financial statement or other document submitted to the  Administrative  Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection  with this  Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d)      the Borrower  shall fail to observe or perform any covenant or agreement  contained in  Sections 5.2,  5.3 (with respect to the Borrower’s existence) or Articles VI or VII; or

(e)      any Loan Party shall fail to observe or perform any covenant or agreement  contained  in this  Agreement  (other than those referred to in clauses (a), (b) and (d) above),  and such failure shall remain unremedied for 30 days after the earlier of (i) any  officer of the Borrower  becomes  aware of such  failure,  or (ii) notice  thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)      the Borrower or any  Subsidiary  (whether as primary  obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material  Indebtedness that is outstanding,  when and as the same shall become due and payable  (whether at  scheduled  maturity,  required  prepayment,  acceleration,  demand or otherwise),  and such failure  shall  continue  after the  applicable  grace  period,  if any,  specified in the agreement or instrument  evidencing such  Indebtedness;  or any other event shall occur or condition shall exist under any agreement or instrument  relating to such  Indebtedness  and shall continue after the applicable grace period,  if any,  specified  in such  agreement  or  instrument,  if the effect of such event or condition is to accelerate the maturity of such Indebtedness;  or any such Indebtedness shall be declared to be due and payable;
         or required to be prepaid or redeemed (other than by a regularly  scheduled required  prepayment or redemption), purchased or defeased, or any offer to prepay,  redeem,  purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(g)      the Borrower or any  Subsidiary  shall (i) commence a voluntary  case or other  proceeding  or file any petition seeking liquidation,  reorganization or other relief under any federal, state or foreign bankruptcy,  insolvency or other similar law now or hereafter in effect or seeking the  appointment of a custodian,  trustee,  receiver, liquidator  or other  similar  official  of it or any  substantial  part of its  property,  (ii)  consent to the institution of, or fail to contest in a timely and appropriate  manner,  any proceeding or petition described in clause (i) of this Section,  (iii) apply for or consent to the  appointment of a custodian,  trustee,  receiver, liquidator or other similar  official for the Borrower or any such  Subsidiary or for a substantial  part of its assets,  (iv) file an answer  admitting  the material  allegations  of a petition  filed  against it in any such proceeding,  (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)      an involuntary  proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization  or other relief in respect of the Borrower or any  Subsidiary or its debts,  or any  substantial part of its assets,  under any federal,  state or foreign  bankruptcy,  insolvency  or other  similar law now or hereafter in effect or (ii) the  appointment  of a custodian,  trustee,  receiver,  liquidator  or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets,  and in any such case, such proceeding  or petition  shall  remain  undismissed  for a period of 60 days or an order or decree  approving or ordering any of the foregoing shall be entered; or

(i)      the Borrower or any  Subsidiary  shall  become  unable to pay,  shall admit in writing its  inability to pay, or shall fail to pay, its debts as they become due; or

(j)      an ERISA Event shall have occurred that, in the opinion of the Required Lenders,  when taken together with other
         ERISA Events that have  occurred,  could  reasonably  be expected to result in liability to the Borrower and the
         Subsidiaries in an aggregate amount exceeding $1,000,000; or

(k)      any  judgment  or order for the payment of money shall be rendered  against the  Borrower or any  Subsidiary  in excess of  $6,000,000  in the  aggregate,  after taking into  account the  application  of  available  insurance proceeds,  and either (i) enforcement  proceedings  shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of  30 consecutive  days  during  which a stay of  enforcement  of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)      any  non-monetary  judgment or order  shall be  rendered  against  the  Borrower  or any  Subsidiary  that could reasonably be expected to have a Material  Adverse Effect,  and there shall be a period of  30 consecutive  days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise,  shall not be in effect; or

(m)      a Change in Control shall occur or exist; or

(n)      any provision of any Subsidiary  Guarantee  Agreement  shall for any reason cease to be valid and binding on, or enforceable  against,  any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any
         Subsidiary Loan Party shall seek to terminate its Subsidiary Guarantee Agreement; or

(o)      a default  exists under any of the Security  Agreements,  subject to any cure periods or grace periods set forth therein;

then,  and in every such event (other than an event with  respect to the Borrower  described in clause (g) or (h) of this
Section) and at any time thereafter  during the  continuance of such event,  the  Administrative  Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower,  take any or all of the following  actions,  at the same or different  times:  (i) terminate  the  Commitments,  whereupon the Commitment of each Lender shall  terminate immediately;  (ii) declare  the  principal  of and any accrued  interest on the Loans,  and all other  Obligations  owing hereunder,  to be, whereupon the same shall become due and payable immediately,  without presentment,  demand, protest or other notice of any kind,  all of which are hereby  waived by the Borrower and (iii)  exercise all remedies  contained in any other Loan  Document;  and that,  if an Event of Default  specified  in either  clause  (g) or (h) shall  occur,  the
Commitments  shall  automatically  terminate  and the  principal  of the Loans then  outstanding,  together  with accrued interest  thereon,  and all  fees,  and all  other  Obligations  shall  automatically  become  due and  payable,  without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE IX

                                                                                                          THE ADMINISTRATIVE AGENT
Section 9.1       Appointment of Administrative Agent.

(a)      Each Lender  irrevocably  appoints  SunTrust  Bank as the  Administrative  Agent and  authorizes it to take such actions on its behalf and to  exercise  such  powers as are  delegated  to the  Administrative  Agent under this
         Agreement  and the  other  Loan  Documents,  together  with all such  actions  and  powers  that are  reasonably incidental  thereto.  The Administrative  Agent may perform any of its duties hereunder by or through any one or more sub-agents  appointed by the  Administrative  Agent.  The  Administrative  Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their  respective  Related Parties.
         The  exculpatory  provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective  activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(b)      The Issuing Bank shall act on behalf of the Lenders  with respect to any Letters of Credit  issued by it and the documents  associated  therewith until such time and except for so long as the Administrative Agent may agree at the request of the  Required  Lenders to act for the  Issuing  Bank with  respect  thereto;  provided,  that the
         Issuing  Bank shall have all the  benefits  and  immunities  (i)  provided to the  Administrative  Agent in this
         Article IX with respect to any acts taken or omissions  suffered by the Issuing Bank in connection  with Letters of Credit issued by it or proposed to be issued by it and the  application  and agreements for Letters of Credit pertaining  to the  Letters  of Credit as fully as the term  “Administrative  Agent” as used in this  Article IX included  the Issuing  Bank with respect to such acts or  omissions  and (ii) as  additionally  provided in this
         Agreement with respect to the Issuing Bank.

Section 9.2       Nature of  Duties of  Administrative  Agent.  The  Administrative  Agent  shall not have any  duties or obligations  except those  expressly  set forth in this  Agreement  and the other Loan  Documents.  Without  limiting the generality  of the  foregoing,  (a) the  Administrative  Agent  shall not be subject to any  fiduciary  or other  implied duties,  regardless of whether a Default or an Event of Default has occurred and is  continuing,  (b) the  Administrative
Agent shall not have any duty to take any  discretionary  action or  exercise  any  discretionary  powers,  except  those discretionary  rights and powers expressly  contemplated by the Loan Documents that the Administrative  Agent is required to exercise in writing by the Required  Lenders (or such other number or  percentage of the Lenders as shall be necessary under the  circumstances as provided in Section 10.2),  and (c) except as expressly set forth in the Loan Documents,  the
Administrative  Agent  shall not have any duty to  disclose,  and shall not be liable for the  failure to  disclose,  any information  relating  to  the  Borrower  or  any  of  its  Subsidiaries  that  is  communicated  to or  obtained  by the
Administrative  Agent or any of its  Affiliates in any  capacity.  The  Administrative  Agent shall not be liable for any action  taken or not taken by it with the consent or at the  request of the  Required  Lenders  (or such other  number or percentage of the Lenders as shall be necessary  under the  circumstances  as provided in Section 10.2) or in the absence of its own gross  negligence or willful  misconduct.  The  Administrative  Agent shall not be deemed to have knowledge of any Default or Event of Default  unless and until  written  notice  thereof is given to the  Administrative  Agent by the
Borrower or any Lender,  and the  Administrative  Agent shall not be  responsible  for or have any duty to  ascertain  or inquire into (i) any statement,  warranty or  representation  made in or in connection  with any Loan Document,  (ii) the contents of any  certificate,  report or other document  delivered  hereunder or thereunder or in connection  herewith or therewith,  (iii) the  performance or observance of any of the covenants,  agreements,  or other terms and conditions set forth in any Loan Document, (iv) the validity,  enforceability,  effectiveness or genuineness of any Loan Document or any other agreement,  instrument or document,  or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document,  other than to confirm  receipt of items expressly  required to be delivered to the  Administrative
Agent.

Section 9.3       Lack of Reliance  on the  Administrative  Agent.  Each of the  Lenders,  the  Swingline  Lender and the
Issuing Bank acknowledges  that it has,  independently  and without reliance upon the  Administrative  Agent or any other
Lender and based on such  documents  and  information  as it has deemed  appropriate,  made its own credit  analysis  and decision to enter into this Agreement.  Each of the Lenders,  the Swingline Lender and the Issuing Bank also acknowledges that it will,  independently  and without  reliance upon the  Administrative  Agent or any other Lender and based on such documents and  information  as it has deemed  appropriate,  continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4       Certain Rights of the  Administrative  Agent. If the  Administrative  Agent shall request  instructions from the Required  Lenders with respect to any action or actions  (including the failure to act) in connection  with this
Agreement,  the  Administrative  Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have  received  instructions  from such  Lenders;  and the  Administrative  Agent shall not incur  liability to any
Person by reason of so refraining.  Without limiting the foregoing,  no Lender shall have any right of action  whatsoever against the Administrative  Agent as a result of the  Administrative  Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5       Reliance by Administrative  Agent. The  Administrative  Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,  consent, statement,  instrument, document or other  writing  believed  by it to be  genuine  and to  have  been  signed,  sent  or  made  by the  proper  Person.  The
Administrative  Agent may also rely upon any  statement  made to it orally or by telephone  and believed by it to be made by the proper Person and shall not incur any liability for relying  thereon.  The  Administrative  Agent may consult with legal counsel (including  counsel for the Borrower),  independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance  with the advice of such  counsel,  accountants or experts.

Section 9.6       The  Administrative  Agent in its Individual  Capacity.  The bank serving as the  Administrative  Agent shall have the same rights and powers  under this  Agreement  and any other Loan  Document in its capacity as a Lender as any other Lender and may exercise or refrain from  exercising  the same as though it were not the  Administrative  Agent;
and the terms “Lenders”,  “Required Lenders”,  “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates,  include the Administrative Agent in its individual capacity.  The bank acting as the Administrative
Agent and its Affiliates may accept deposits from,  lend money to, and generally  engage in any kind of business with the
Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7       Successor Administrative Agent.

(a)      The Administrative  Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such  resignation,  the Required Lenders shall have the right to appoint a successor  Administrative  Agent, subject to the approval by the Borrower  provided  that no Default or Event of Default shall exist at such time.
         If no successor  Administrative  Agent shall have been so appointed,  and shall have  accepted such  appointment within  30 days  after the  retiring  Administrative  Agent  gives  notice  of  resignation,  then the  retiring
         Administrative  Agent may, on behalf of the Lenders and the  Issuing  Bank,  appoint a successor  Administrative
         Agent,  which shall be a commercial  bank organized  under the laws of the United States of America or any state thereof or a bank which  maintains an office in the United States,  having a combined  capital and surplus of at least $500,000,000.

(b)      Upon the acceptance of its  appointment as the  Administrative  Agent  hereunder by a successor,  such successor
         Administrative  Agent shall thereupon succeed to and become vested with all the rights,  powers,  privileges and duties of the retiring  Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and  obligations  under this  Agreement  and the other Loan  Documents.  If within 45 days after  written notice  is given of the  retiring  Administrative  Agent’s  resignation  under  this  Section  9.7 no  successor
         Administrative  Agent shall have been appointed and shall have accepted such appointment,  then on such 45th day
         (i) the retiring  Administrative  Agent’s resignation shall become effective,  (ii) the retiring  Administrative
         Agent shall  thereupon be  discharged  from its duties and  obligations  under the Loan  Documents and (iii) the
         Required  Lenders  shall  thereafter  perform  all duties of the  retiring  Administrative  Agent under the Loan
         Documents until such time as the Required  Lenders appoint a successor  Administrative  Agent as provided above.
         After any retiring  Administrative  Agent’s  resignation  hereunder,  the  provisions of this  Article IX  shall continue in effect for the benefit of such retiring  Administrative  Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

ARTICLE X

                                                                                                                 MISCELLANEOUS

Section 10.1      Notices.

(a)      Except in the case of  notices  and other  communications  expressly  permitted  to be given by  telephone,  all notices and other  communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  To the Borrower:                            U.S. Xpress Enterprises, Inc.
                                                              4080 Jenkins Road
                                                              Chattanooga, Tennessee 37421
                                                              Attention: Ray Harlin, Chief Financial
                  Officer
                                                              Facsimile Number: (423) 510-4003

                  To the Administrative Agent:                SunTrust Bank
                                                              303 Peachtree Street, N.E., 25th Floor
                                                              Atlanta, Georgia 30308
                                                              Attention: Agency Services
                                                              Facsimile Number: (404) 724-3879

                  With a copy to:                             SunTrust Bank
                                                              201 Fourth Avenue North, 3rd Floor
                                                              Nashville, Tennessee 37219
                                                              Attention: William Crawford, Director
                                                              Facsimile Number: (615) 748-5269

                  To the Issuing Bank:                        SunTrust Bank
                                                              25 Park Place, N. E./Mail Code 3706
                                                              Atlanta, Georgia 30303
                                                              Attention: Jon Conley
                                                              Facsimile Number: (404) 588-8129

                  To the Swingline Lender:                    SunTrust Bank
                                                              303 Peachtree Street, N.E., 25th Floor
                                                              Atlanta, Georgia 30308
                                                              Attention: Agency Services
                                                              Facsimile Number: (404) 724-3879

                  To any other Lender:                        the address set forth in the Administrative Questionnaire

         Any party  hereto may change its address or telecopy  number for notices and other  communications  hereunder by notice to the other  parties  hereto.  All such notices and other  communications  shall,  when  transmitted  by overnight delivery,  or faxed, be effective when delivered for overnight (next-day) delivery,  or transmitted in legible  form by  facsimile  machine,  respectively,  or if mailed,  upon the third  Business Day after the date deposited into the mails or if delivered, upon delivery;  provided, that notices delivered to the Administrative
         Agent,  the Issuing Bank or the Swingline Bank shall not be effective until actually  received by such Person at its address specified in this Section 10.1.

(b)      Any agreement of the  Administrative  Agent and the Lenders  herein to receive  certain  notices by telephone or facsimile is solely for the convenience  and at the request of the Borrower.  The  Administrative  Agent and the
         Lenders  shall be entitled to rely on the authority of any Person  purporting  to be a Person  authorized by the
         Borrower  to give such  notice and the  Administrative  Agent and Lenders  shall not have any  liability  to the
         Borrower or other Person on account of any action taken or not taken by the Administrative  Agent or the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other  Obligations  hereunder  shall  not  be  affected  in  any  way or to any  extent  by any  failure  of the
         Administrative  Agent and the Lenders to receive written  confirmation of any telephonic or facsimile  notice or the receipt by the  Administrative  Agent and the Lenders of a confirmation  which is at variance with the terms understood  by the  Administrative  Agent and the Lenders to be  contained in any such  telephonic  or facsimile notice.

Section 10.2      Waiver; Amendments.

(a)      No failure or delay by the  Administrative  Agent,  the Issuing  Bank or any Lender in  exercising  any right or power  hereunder  or  any  other  Loan  Document,  and no  course  of  dealing  between  the  Borrower  and  the
         Administrative  Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such  right or power or any  abandonment  or  discontinuance  of steps to  enforce  such  right or power, preclude  any other or further  exercise  thereof  or the  exercise  of any other  right or power  hereunder  or thereunder.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are  cumulative and are not exclusive of any rights or remedies  provided by law.
         No waiver of any  provision  of this  Agreement  or any other Loan  Document or consent to any  departure by the
         Borrower  therefrom shall in any event be effective  unless the same shall be permitted by paragraph (b) of this
         Section,  and then such waiver or consent shall be effective  only in the specific  instance and for the purpose for which given.  Without  limiting the generality of the  foregoing,  the making of a Loan or the issuance of a
         Letter of Credit shall not be construed  as a waiver of any Default or Event of Default,  regardless  of whether the  Administrative  Agent,  any Lender or the Issuing  Bank may have had notice or knowledge of such Default or
         Event of Default at the time.

(b)      No  amendment  or waiver of any  provision of this  Agreement  or the other Loan  Documents,  nor consent to any departure by the  Borrower  therefrom,  shall in any event be effective  unless the same shall be in writing and signed by the Borrower and the Required  Lenders or the Borrower and the  Administrative  Agent with the consent of the Required  Lenders and then such waiver or consent  shall be effective  only in the specific  instance and for the  specific  purpose for which  given;  provided,  that no  amendment  or waiver  shall:  (i) increase the
         Commitment of any Lender without the written  consent of such Lender,  (ii) reduce  the principal  amount of any
         Loan or LC Disbursement or reduce the rate of interest thereon,  or reduce any fees payable  hereunder,  without the  written  consent of each  Lender  affected  thereby,  (iii) postpone  the date fixed for any payment of any principal of, or interest on, any Loan or LC  Disbursement  or interest  thereon or any fees hereunder or reduce the amount of,  waive or excuse  any such  payment,  or  postpone  the  scheduled  date for the  termination  or reduction of any Commitment,  without the written consent of each Lender affected thereby,  (iv) change Section
         2.21(b) or (c) in a manner that would  alter the pro rata  sharing of  payments  required  thereby , without the written consent of each Lender,  (v) change any of the provisions of this Section or the definition of “Required
         Lenders” or any other  provision  hereof  specifying  the number or  percentage of Lenders which are required to waive,  amend or modify any rights hereunder or make any determination or grant any consent  hereunder,  without the consent of each Lender;  (vi) release any guarantor or limit the liability of any such  guarantor  under any guaranty  agreement,  without  the written  consent of each  Lender;  (vii)  release  all or  substantially  all collateral  (if any)  securing any of the  Obligations,  without the written  consent of each Lender;  provided further,  that no such agreement shall amend,  modify or otherwise  affect the rights,  duties or obligations of the  Administrative  Agent,  the Swingline  Bank or the Issuing Bank without the prior  written  consent of such
         Person.

Section 10.3      Expenses; Indemnification.

(a)      The Borrower shall pay (i) all reasonable,  out-of-pocket costs and expenses of the Administrative Agent and its
         Affiliates,  including the reasonable fees,  charges and disbursements of counsel for the  Administrative  Agent and its  Affiliates,  in connection  with the  syndication  of the credit  facilities  provided for herein,  the preparation  and  administration  of the Loan Documents and any  amendments,  modifications  or waivers  thereof
         (whether  or not  the  transactions  contemplated  in  this  Agreement  or any  other  Loan  Document  shall  be consummated),  (ii) all reasonable  out-of-pocket  expenses  incurred by the Issuing Bank in connection with the issuance,  amendment,  renewal or  extension  of any Letter of Credit or any demand for payment  thereunder  and
         (iii) all out-of-pocket  costs and expenses  (including,  without  limitation,  the reasonable fees, charges and disbursements  of outside  counsel and the  allocated  cost of inside  counsel)  incurred by the  Administrative
         Agent,  the  Issuing  Bank or any Lender in  connection  with the  enforcement  or  protection  of its rights in connection  with this Agreement,  including its rights under this Section,  or in connection with the Loans made or any Letters of Credit  issued  hereunder,  including  all such  out-of-pocket  expenses  incurred  during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)      Indemnification  by the  Borrower.  The Borrower  shall  indemnify the  Administrative  Agent (and any sub-agent thereof),  each Lender and the Issuing Bank,  and each Related Party of any of the foregoing  Persons (each such
         Person being called an  “Indemnitee”)  against,  and hold each  Indemnitee  harmless  from,  any and all losses, claims, damages,  liabilities and related expenses (including the fees, charges and disbursements of any counsel for any  Indemnitee),  and shall  indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements  for  attorneys  who may be employees of any  Indemnitee,  incurred by any  Indemnitee or asserted against  any  Indemnitee  by any third  party or by the  Borrower  or any other  Loan Party  arising  out of, in connection  with, or as a result of (i) the execution or delivery of this Agreement,  any other Loan Document or any agreement or instrument  contemplated  hereby or thereby,  the  performance  by the parties  hereto of their respective  obligations  hereunder or thereunder or the consummation of the transactions  contemplated hereby or thereby,  (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom  (including any refusal by the Issuing Bank to honor a demand for payment  under a Letter of Credit if the  documents  presented in  connection  with such demand do not  strictly  comply  with the terms of such  Letter of Credit),  (iii) any actual or alleged  presence or Release of Hazardous  Materials on or from any property  owned or operated by the
         Borrower or any of its Subsidiaries,  or any  Environmental  Liability related in any way to the Borrower or any of its Subsidiaries,  or (iv) any actual or prospective claim, litigation,  investigation or proceeding relating to any of the foregoing,  whether based on contract,  tort or any other theory, whether brought by a third party or by the  Borrower or any other Loan  Party,  and  regardless  of whether any  Indemnitee  is a party  thereto, provided  that such  indemnity  shall not, as to any  Indemnitee,  be  available to the extent that such losses, claims,  damages,  liabilities or related  expenses (x) are determined by a court of competent  jurisdiction  by final and  nonappealable  judgment to have  resulted  from the gross  negligence  or willful  misconduct of such
         Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee  for breach  in bad faith of such  Indemnitee’s  obligations  hereunder  or under any  other  Loan  Document,  if the
         Borrower  or such Loan  Party has  obtained  a final and  nonappealable  judgment  in its favor on such claim as determined by a court of competent jurisdiction.

(c)      The Borrower  shall pay, and hold the  Administrative  Agent and each of the Lenders  harmless from and against, any and all present and future stamp,  documentary,  and other similar taxes with respect to this  Agreement and any other Loan  Documents,  any  collateral  described  therein,  or any payments due  thereunder,  and save the
         Administrative  Agent and each  Lender  harmless  from and against any and all  liabilities  with  respect to or resulting from any delay or omission to pay such taxes.

(d)      To the extent that the Borrower fails to pay any amount  required to be paid to the  Administrative  Agent,  the
         Issuing Bank or the Swingline  Lender under clauses (a), (b) or (c) hereof,  each Lender severally agrees to pay to the  Administrative  Agent, the Issuing Bank or the Swingline  Lender,  as the case may be, such Lender’s Pro
         Rata Share  (determined  as of the time that the  unreimbursed  expense or indemnity  payment is sought) of such unpaid amount;  provided,  that the unreimbursed  expense or indemnified payment,  claim,  damage,  liability or related expense,  as the case may be, was incurred by or asserted against the Administrative  Agent, the Issuing
         Bank or the Swingline Lender in its capacity as such.

(e)      To the extent permitted by applicable law, the Borrower shall not assert,  and hereby waives,  any claim against any  Indemnitee,  on any theory of  liability,  for special,  indirect,  consequential  or punitive  damages (as opposed to actual or direct  damages)  arising out of, in connection  with or as a result of, this  Agreement or any agreement or instrument  contemplated hereby, the transactions  contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(f)      All amounts due under this Section shall be payable promptly after written demand therefore.

Section 10.4      Successors and Assigns.

(a)      The provisions of this Agreement  shall be binding upon and inure to the benefit of the parties hereto and their respective  successors  and  assigns,  except that the  Borrower  may not assign or  transfer  any of its rights hereunder  without the prior  written  consent of each Lender (and any  attempted  assignment or transfer by the
         Borrower without such consent shall be null and void).

(b)      Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations  under this Agreement and the other Loan  Documents  (including all or a portion of its Commitment and the Loans and LC
         Exposure  at the time owing to it);  provided,  that (i) except in the case of an  assignment  to a Lender or an
         Affiliate of a Lender , each of the Borrower and the Administrative  Agent (and, in the case of an assignment of all or a portion  of a  Commitment  or any  Lender’s  obligations  in respect of its LC  Exposure  or  Swingline
         Exposure,  the Issuing Bank and the Swingline Lender) must give their prior written consent (which consent shall not be unreasonably  withheld or delayed),  (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an  assignment  of the  entire  amount  of the  assigning  Lender’s  Commitment  hereunder  or an assignment  while an Event of Default  has  occurred  and is  continuing,  the amount of the  Commitment  of the assigning  Lender subject to each such assignment  (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the  Administrative  Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent),  (iii) each partial assignment shall be made as an assignment  of a  proportionate  part of all the  assigning  Lender’s  rights and  obligations  under this
         Agreement and the other Loan Documents,  (iv) the assigning Lender and the assignee shall execute and deliver to the  Administrative  Agent an Assignment and Acceptance,  together with a processing and recordation fee payable by the assigning  Lender or the assignee (as  determined  between such Persons) in an amount equal to $1,000 and
         (v) such assignee,  if it is not a Lender,  shall deliver a duly completed  Administrative  Questionnaire to the
         Administrative  Agent;  provided,  that any consent of the Borrower  otherwise  required  hereunder shall not be required  if an Event of Default  has  occurred  and is  continuing.  Upon the  execution  and  delivery  of the
         Assignment  and  Acceptance  and payment by such  assignee  to the  assigning  Lender of an amount  equal to the purchase price agreed  between such Persons,  such assignee shall become a party to this Agreement and any other
         Loan  Documents to which such assigning  Lender is a party and, to the extent of such interest  assigned by such
         Assignment  and  Acceptance,  shall have the rights and  obligations of a Lender under this  Agreement,  and the assigning  Lender shall be released from its obligations  hereunder to a corresponding  extent (and, in the case of an  Assignment  and  Acceptance  covering all of the assigning  Lender’s  rights and  obligations  under this
         Agreement,  such Lender  shall cease to be a party  hereto but shall  continue to be entitled to the benefits of
         Sections 2.18, 2.19 and 2.20 and 10.3. Upon the  consummation  of any such assignment  hereunder,  the assigning
         Lender, the Administrative  Agent and the Borrower shall make appropriate  arrangements to have new Notes issued if so requested by either or both the assigning  Lender or the assignee.  Any  assignment or other transfer by a
         Lender  that does not fully  comply  with the terms of this  clause (b) shall be treated  for  purposes  of this
         Agreement as a sale of a participation pursuant to clause (c) below.

(c)      Any Lender may at any time, without the consent of the Borrower,  the Administrative  Agent, the Issuing Bank or
         the Swingline Lender,  sell  participations to one or more banks or other entities (a “Participant”) in all or a portion  of such  Lender’s  rights  and  obligations  under this  Agreement  (including  all or a portion of its
         Commitment, the Loans owing to it and its LC Exposure);  provided, that (i) such Lender’s obligations under this
         Agreement shall remain unchanged,  (ii) such Lender shall remain solely  responsible to the other parties hereto for the  performance of its  obligations  hereunder,  and (iii) the  Borrower,  the  Administrative  Agent,  the
         Swingline  Bank,  the Issuing Bank and the other  Lenders  shall  continue to deal solely and directly with such
         Lender in  connection  with such  Lender’s  rights  and  obligations  under  this  Agreement  and the other Loan
         Documents.  Any  agreement  between such Lender and the  Participant  with respect to such  participation  shall provide that such Lender shall retain the sole right and  responsibility to enforce this Agreement and the other
         Loan  Documents and the right to approve any amendment,  modification  or waiver of this Agreement and the other
         Loan Documents;  provided,  that such participation agreement may provide that such Lender will not, without the consent of the Participant,  agree to any amendment,  modification or waiver of this Agreement  described in the first proviso of Section 10.2(b) that affects the Participant.  The Borrower agrees that each Participant  shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender  hereunder and had acquired its interest by assignment  pursuant to paragraph (b);  provided,  that no Participant shall be entitled to receive any greater  payment under Section 2.18 or 2.20 than the  applicable  Lender would have been entitled  to  receive  with  respect  to the  participation  sold to such  Participant  unless  the sale of such participation is made with the Borrower’s  prior written  consent.  To the extent permitted by law, the Borrower agrees  that each  Participant  shall be entitled  to the  benefits of Section  2.21 as though it were a Lender, provided,  that such  Participant  agrees to share with the  Lenders the  proceeds  thereof in  accordance  with
         Section 2.21 as fully as if it were a Lender hereunder.  A Participant that would be a Foreign Lender if it were a Lender  shall not be  entitled  to the  benefits  of Section  2.20  unless the  Borrower  is  notified of such participation sold to such Participant and such Participant  agrees, for the benefit of the Borrower,  to comply with Section 2.20(e) as though it were a Lender hereunder.

(d)      Any Lender may at any time pledge or assign a security  interest in all or any portion of its rights  under this
         Agreement and its Notes (if any) to secure its  obligations  to a Federal  Reserve Bank without  complying  with this Section;  provided,  that no such pledge or assignment  shall release a Lender from any of its  obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)      Notwithstanding  anything to the contrary  contained  herein,  any Lender (a  “Granting  Lender”) may grant to a special  purpose  funding  vehicle (an “SPV”),  identified  as such in writing from time to time by the Granting
         Lender to the  Administrative  Agent and the Borrower,  the option to provide to the Borrower all or any part of any Loan that such  Granting  Lender would  otherwise  be  obligated  to make to the  Borrower  pursuant to this
         Agreement;  provided, that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii)
         if an SPV elects not to exercise  such  option or  otherwise  fails to provide all or any part of any Loan,  the
         Granting  Lender shall be obligated to make such Loan pursuant to the terms  hereof.  The making of a Loan by an
         SPV hereunder shall utilize the Commitment of the Granting  Lender to the same extent,  and as if such Loan were made by such Granting  Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar  payment  obligation  under this  Agreement  (all  liability  for which shall  remain with the  Granting
         Lender).  In furtherance of the foregoing,  each party hereto hereby agrees (which  agreement  shall survive the termination of this  Agreement)  that,  prior to the date that is one year and one day after the payment in full of all outstanding  commercial paper or other senior  indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy,  reorganization,  arrangement, insolvency or liquidation  proceedings  under the laws of the United States or any State contrary in this Section 10.4, any
         SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative  Agent and without paying any  processing  fee therefore,  assign all or a portion of its interests in any Loans to the
         Granting Lender or to any financial  institutions  (consented to by the Borrower and the  Administrative  Agent)
         providing  liquidity  and/or  credit  support  to or for the  account  of such SPV to  support  the  funding  or maintenance of Loans and (ii) disclose on a confidential basis any non-public  information relating to its Loans to any rating  agency,  commercial  paper  dealer or provider of any surety,  guarantee  or credit or  liquidity enhancement to such SPV. As this Section  10.4(g) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

Section 10.5      Governing Law; Jurisdiction; Consent to Service of Process.

(a)      This  Agreement and the other Loan  Documents  shall be construed in accordance  with and be governed by the law
         (without giving effect to the conflict of law principles thereof) of the State of New York.

(b)      The Borrower hereby irrevocably and unconditionally  submits, for itself and its property,  to the non-exclusive jurisdiction of the United States District Court of the Southern  District of New York, and of the Supreme Court
         of the State of New York sitting in New York County and any appellate  court from any thereof,  in any action or proceeding  arising  out of or  relating  to this  Agreement  or any other  Loan  Document  or the  transactions contemplated  hereby or thereby,  or for  recognition or  enforcement  of any judgment,  and each of the parties hereto  hereby  irrevocably  and  unconditionally  agrees  that all  claims  in  respect  of any such  action or proceeding may be heard and  determined in such New York state court or , to the extent  permitted by applicable law,  such  Federal  court.  Each of the  parties  hereto  agrees  that a final  judgment  in any such action or proceeding  shall be  conclusive  and may be enforced in other  jurisdictions  by suit on the judgment or in any other manner  provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the  Administrative  Agent,  the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this  Agreement or any other Loan Document  against the Borrower or its  properties in the courts of any jurisdiction.

(c)      The Borrower  irrevocably  and  unconditionally  waives any objection  which it may now or hereafter have to the laying of venue of any such suit,  action or  proceeding  described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each of the parties hereto  irrevocably  waives,  to the fullest extent permitted by applicable law, the defense of an inconvenient  forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement  irrevocably  consents to the service of process in the manner provided for notices in Section  10.1.  Nothing in this  Agreement or in any other Loan  Document  will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6      WAIVER OF JURY TRIAL.  EACH PARTY  HERETO  IRREVOCABLY  WAIVES,  TO THE  FULLEST  EXTENT  PERMITTED  BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL  PROCEEDING  DIRECTLY OR INDIRECTLY  ARISING OUT OF
THIS  AGREEMENT  OR ANY OTHER  LOAN  DOCUMENT  OR THE  TRANSACTIONS  CONTEMPLATED  HEREBY OR  THEREBY  (WHETHER  BASED ON
CONTRACT,  TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO  REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED,  EXPRESSLY OR OTHERWISE,  THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,  SEEK
TO ENFORCE THE FOREGOING  WAIVER,  AND (B)  ACKNOWLEDGES  THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS,  THE MUTUAL WAIVERS AND  CERTIFICATIONS  IN THIS
SECTION.

Section 10.7      Right of Setoff.  In addition to any rights now or hereafter  granted under  applicable  law and not by way of  limitation of any such rights,  each Lender (and Bank of America,  N.A. as an Affiliate of Fleet  National  Bank)
and the  Issuing  Bank  shall  have the  right,  at any time or from  time to time upon the  occurrence  and  during  the continuance of an Event of Default,  without prior notice to the Borrower,  any such notice being expressly waived by the
Borrower to the extent permitted by applicable law, to set off and apply against all deposits  (general or special,  time or demand,  provisional or final) of the Borrower at any time held or other  obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the  Borrower  against any and all  Obligations  held by such
Lender or the Issuing Bank, as the case may be,  irrespective  of whether such Lender or the Issuing Bank shall have made demand  hereunder and although such  Obligations  may be  unmatured.  Each Lender and the Issuing Bank agree  promptly to notify the  Administrative  Agent and the Borrower after any such set-off and any application made by such Lender and the
Issuing  Bank, as the case may be;  provided,  that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.8      Counterparts;  Integration.  This  Agreement  may be  executed  by one or more of the  parties  to this
Agreement on any number of separate  counterparts  (including by telecopy),  and all of said counterparts  taken together shall be deemed to constitute one and the same  instrument.  This Agreement,  the other Loan Documents,  and any separate letter  agreement(s)  relating to any fees payable to the Administrative  Agent constitute the entire agreement among the parties  hereto and thereto  regarding the subject  matters  hereof and thereof and supersede  all prior  agreements  and understandings, oral or written, regarding such subject matters.

Section 10.9      Survival. All covenants, agreements,  representations and warranties made by the Borrower herein and in the certificates or other  instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties  hereto and shall  survive the  execution  and delivery of this  Agreement and the making of any Loans and issuance of any Letters of Credit,  regardless  of any  investigation  made by any such other party or on its behalf and  notwithstanding  that the  Administrative  Agent, the Issuing Bank or any Lender may have had notice or  knowledge  of any  Default  or  incorrect  representation  or  warranty  at the time any  credit  is  extended hereunder,  and shall  continue in full force and effect as long as the principal of or any accrued  interest on any Loan or any fee or any other  amount  payable  under  this  Agreement  is  outstanding  and  unpaid or any Letter of Credit is outstanding and so long as the Commitments  have not expired or terminated.  The provisions of Sections 2.19, 2.20, 2.21, and 10.3 and  Article  IX shall  survive  and  remain in full  force and effect  regardless  of the  consummation  of the transactions  contemplated  hereby,  the repayment of the Loans,  the  expiration or termination of the Letters of Credit and the  Commitments or the termination of this Agreement or any provision  hereof.  All  representations  and warranties made herein,  in the  certificates,  reports,  notices,  and other documents  delivered  pursuant to this Agreement shall survive the execution and delivery of this  Agreement and the other Loan  Documents,  and the making of the Loans and the issuance of the Letters of Credit.

Section 10.10     Severability.  Any provision of this  Agreement or any other Loan Document held to be illegal,  invalid or unenforceable in any jurisdiction,  shall, as to such  jurisdiction,  be ineffective to the extent of such illegality, invalidity or  unenforceability  without affecting the legality,  validity or enforceability of the remaining  provisions hereof or thereof;  and the  illegality,  invalidity  or  unenforceability  of a  particular  provision  in a  particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11     Confidentiality.  Each of the  Administrative  Agent,  the Issuing Bank and each Lender  agrees to take normal  and  reasonable  precautions  to  maintain  the  confidentiality  of any  information  designated  in  writing as confidential  and provided to it by the Borrower or any Subsidiary,  except that such information may be disclosed (i) to any Related  Party of the  Administrative  Agent,  the Issuing  Bank or any such  Lender,  including  without  limitation accountants,  legal counsel and other  advisors,  (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal  process,  (iii) to the extent  requested by any  regulatory  agency or authority,  (iv) to the extent that such  information  becomes  publicly  available other than as a result of a breach of this Section,  or which becomes  available  to the  Administrative  Agent,  the  Issuing  Bank,  any  Lender or any  Related  Party of any of the
foregoing on a  nonconfidential  basis from a source other than the Borrower,  (v) in connection with the exercise of any remedy  hereunder or any suit,  action or proceeding  relating to this Agreement or the enforcement of rights  hereunder,
(vi)  subject to  provisions  substantially  similar to this  Section  10.11,  to any actual or  prospective  assignee or
Participant,  or (vii) with the consent of the  Borrower.  Any Person  required to maintain  the  confidentiality  of any information  as provided for in this Section shall be  considered  to have complied with its  obligation to do so if such
Person has exercised the same degree of care to maintain the  confidentiality  of such  information  as such Person would accord its own confidential information.

Section 10.12     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan,  together with all fees,  charges and other amounts which may be treated as interest on such
Loan under applicable law (collectively,  the “Charges”),  shall exceed the maximum lawful rate of interest (the “Maximum
Rate”) which may be contracted  for,  charged,  taken,  received or reserved by a Lender  holding such Loan in accordance with  applicable law, the rate of interest  payable in respect of such Loan hereunder,  together with all Charges payable in respect thereof,  shall be limited to the Maximum Rate and, to the extent lawful,  the interest and Charges that would have been  payable in respect of such Loan but were not payable as a result of the  operation  of this  Section  shall be cumulated  and the  interest and Charges  payable to such Lender in respect of other Loans or periods  shall be increased
(but not above the Maximum Rate therefore)  until such cumulated  amount,  together with interest  thereon at the Federal
Funds Rate to the date of repayment, shall have been received by such Lender.

Section 10.13     U.S.  Patriot Act  Notification.  The following  notification  is provided to the Borrower  pursuant to
Section 326 of the USA Patriot Act of 2001, 31 U.S.C.  Section 5318:  IMPORTANT  INFORMATION ABOUT PROCEDURES FOR OPENING
A NEW  ACCOUNT.  To help the  government  fight the funding of terrorism  and money  laundering  activities,  Federal law requires all financial  institutions  to obtain,  verify,  and record  information  that identifies each person or entity that opens an account,  including any deposit account,  treasury management account,  loan, other extension of credit, or other financial  services  product.  When the Borrower opens an account,  Administrative  Agent, or Issuing Bank will ask for Borrower's name, taxpayer  identification  number,  address, and other information that will allow the identification of  the  Borrower.  The  Administrative  Agent,  a  Lender  or  the  Issuing  Bank  may  also  require  Borrower's  legal organizational documents or other identifying documents.

                                      (remainder of page left intentionally blank)

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be duly  executed by their  respective authorized officers as of the day and year first above written.

                                                     U.S. XPRESS ENTERPRISES, INC.

                                                     By:/s/ Ray M. Harlin
                                                        --------------------------
                                                     Name:    Ray M. Harlin
                                                     Title:   Exec VP, CFO & Asst. Secretary

                                                     SUNTRUST BANK
                                                     as  Administrative  Agent,  as an Issuing Bank, as Swingline  Lender
                                                     and as a Lender

                                                      By:/s/ William H. Crawford
                                                         -------------------------
                                                      Name:    William H. Crawford
                                                      Title:   Director

                                                     Revolving Commitment: $23,500,000

                                                     LC Commitment: $23,500,000

                                                     Swingline Commitment: $10,000,000

                                                     FLEET NATIONAL BANK, as Issuing Bank for
                                                     Existing Letters of Credit and as a Lender

                                                     By:/s/ Robert L. Wallace
                                                        --------------------------
                                                     Name:    Robert L. Wallace
                                                     Title:   Managing Director

                                                     Revolving Commitment: $23,250,000

                                                     LC Commitment: $23,250,000

                                                     LASALLE BANK, NATIONAL ASSOCIATION

                                                     By:/s/ Nick T. Weaver
                                                        -------------------------
                                                     Name:    Nick T. Weaver
                                                     Title:   Senior Vice President

                                                     Revolving Commitment: $23,250,000

                                                     LC Commitment: $23,250,000

                                                     BRANCH BANKING AND TRUST COMPANY

                                                     By:/s/ L. Allen Rathbone, SVP
                                                        -------------------------
                                                     Name:    L. Allen Rathbone
                                                     Title:   Senior Vice President

                                                     Revolving Commitment: $15,000,000

                                                     LC Commitment: $15,000,000

                                                     NATIONAL CITY BANK

                                                     By:/s/ John H. Ankerman
                                                         ------------------------
                                                     Name:    John H. Ankerman
                                                     Title:   Senior Vice President

                                                     Revolving Commitment: $10,000,000

                                                     LC Commitment: $10,000,000

                                                     REGIONS FINANCIAL CORPORATION

                                                     By:/s/ David L. Waller
                                                        -------------------------
                                                     Name:    David L. Waller
                                                     Title:   Vice President

                                                     Revolving Commitment: $5,000,000

                                                     LC Commitment: $5,000,000

                                                        Schedule I

                                       APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
                                                                                    Applicable         Applicable
      Pricing       Lease Adjusted     Applicable Margin    Applicable Margin     Percentage for     Percentage for
       Level        Leverage Ratio      for Eurodollar     for Base Rate Loans    Commitment Fee    Letter of Credit
                                             Loans                                                         Fee
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
    I             Greater than or
                  equal to 3.25:1.00  2.00% p.a.           0.25% p.a.           0.35% p.a.          2.00% p.a.
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
    II            Less than
                  3.25:1.00 but       1.50% p.a.           0% p.a.              0.25% p.a.          1.50% p.a.
                  greater than or
                  equal to 2.75:1.00
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
    III           Less than
                  2.75:1.00 but       1.25% p.a.           0% p.a.              0.25% p.a.          1.25% p.a.
                  greater than or
                  equal to 2.25:1.00
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
    IV            Less than
                  2.25:1.00 but       1.00% p.a.           0% p.a.              0.20% p.a.          1.00% p.a.
                  greater than or
                  equal to 1.75:1.0
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------
    V             Less than 1.75:1:0
                                      0.875% p.a.          0% p.a.              0.20% p.a.          0.875% p.a.
    ------------- ------------------- -------------------- -------------------- ------------------- ------------------